As filed with the U.S. Securities and Exchange Commission on August 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTBOAT INC.
(Exact name of registrant as specified in its charter)

Nevada	3730	33-2636992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr,
Wilmington,
NC 28401

Tel: (910) 772-9277

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S John

Chief Executive Officer

NextBoat Inc.

1701 Jel Wade Dr,
Wilmington,
NC 28401

Tel: (910) 772-9277

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Arthur S. Marcus, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th Floor New York, New York 10036 Telephone: (212) 930-9700	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED August 28, 2026

4,000,000 Shares

Common Stock

Up to 1,250,000 Shares of Common Stock underlying the MarineMax Warrants

NextBoat Inc.

This is a firm commitment public offering of an aggregate of 4,000,000 shares of common stock, par value $0.001 per share, of NextBoat Inc., a Nevada corporation, consisting of 3,400,000 shares to be issued and sold by us (the “Company Shares”) and 600,000 shares to be offered by existing selling stockholders (the “Selling Stockholder Shares”).

Certain selling stockholders named in this prospectus (the “Selling Stockholders”) are offering 600,000 Selling Stockholder Shares in the underwritten offering, representing approximately $3,000,000 in aggregate gross proceeds to the Selling Stockholders based on the assumed public offering price. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. Separately, we are registering for resale by MarineMax, Inc. (“MarineMax”) up to 1,250,000 shares of our common stock issuable upon exercise of warrants to purchase up to 1,250,000 shares of our common stock (the “MarineMax Warrants” and such shares, the “Warrant Shares”). The Warrant Shares may be offered by MarineMax from time to time in separate resale transactions and are not part of the underwritten offering. See “Selling Stockholders and Selling Securityholders.”

Our common stock is listed on New York Stock Exchange American Exchange (“NYSE American”) under the symbol “NXB”. We have assumed a public offering price of $5.00 per share. The actual offering price for the Company Shares and Selling Stockholder Shares will be determined between us, the Selling Stockholders and the underwriters at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final price of the underwritten offering. The MarineMax Warrants and Warrant Shares will not have a price set in the underwritten offering and may be resold by MarineMax at fixed prices, at prices then prevailing, at prices related to prevailing market prices or at negotiated prices. On August 27, 2026, the reported closing price of our common stock was $2.14 per share.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

After completion of the underwritten common stock offering, Mr. Jason Ruegg, our founder, President and Chairman of our board of directors, will beneficially own 45.4% of our total issued and outstanding shares of common stock and total voting power, assuming the option to purchase additional shares of common stock is not exercised by the representative. This calculation does not give effect to any issuance or exercise of the MarineMax Warrants or any resulting Warrant Shares.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully read the discussion of the material risks of investing in our common stock under the heading “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$
Proceeds to the Selling Stockholders, before expenses	$	$

(1)

Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 61 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to 600,000 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about          , 2026.

ThinkEquity

The date of this prospectus is                           , 2026

WE EXIST TO TRANSFORM HOW THE WORLD BUYS, SELLS, OWNS, AND USES BOATS.

GARMIN

NEXTBOAT

OFF THE HOOK YACHTS

Off The Hook Yachts specializes in dealer trade acquisitions and nationwide boat sales, helping marine dealers move inventory quickly while connecting buyers with quality pre-owned boats and yachts.

AUTOGRAPH YACHT GROUP

Autograph Yacht Group is a premier luxury yacht sales and brokerage firm, representing exceptional vessels and guiding clients through every stage of the buying and selling process.

OTH YACHT SERVICES

In-house maintenance, detailing, and support that ensures every yacht is sale-ready—maximizing efficiency and resale value across the portfolio.

NEXTBOAT

NextBoat is an AI-powered marine commerce platform connecting buyers, sellers, brokers, lenders, and service providers through one integrated ecosystem built to modernize the boat ownership journey.

AZURE FUNDING

A specialty lender for yachts, aircraft, and RVs, Azure provides flexible financing and floorplanning solutions that drive recurring revenue and support OTHYS customers.

MARINE ASSET RECOVERY

MAR recovers and liquidates distressed yacht assets, converting liabilities into high-margin deals and reinforcing OTHYS's resilience and profitability.

WEBUYBOATS.COM

A proprietary lead-generation engine sourcing undervalued yacht assets to fuel OTHYS's inventory pipeline.

NEXTBOAT AI

PROPRIETARY CRM

The only technology of its kind in the marine industry, delivering faster deals, stronger margins, and unmatched visibility.

PATENT-PENDING MATCHING ENGINE

Automated buyer-seller pairings and real-time match alerts accelerate closings and reduce friction in every transaction.

BROKER-TO-BROKER VISIBILITY

Private inventory matching allows brokers to share pre-market vessels without revealing clients, enabling internal deals and faster inventory turnover.

NEXTBOAT AI
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COMPOUNDING VALUE OVER TIME

Every broker and transaction makes the system smarter, turning market data into a long-term strategic asset that can be leveraged with AI for predictive insights.

EXCLUSIVE INTELLIGENCE

Real-world transactional data, including internal purchase and sale prices, powers unmatched market insight and valuation accuracy.

Neither we, the Selling Stockholders, MarineMax, nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, including the common stock offered by us and the Selling Stockholders and the MarineMax Warrants and Warrant Shares offered by MarineMax, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of the securities offered hereby. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Stockholders, MarineMax, nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus or any of the securities offered hereby in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated throughout this registration statement, the terms “NextBoat Inc.,” “NextBoat”, “NXB”, “we,” “us,” “our,” “our company,” “Company” and “our business” refer to NextBoat Inc.

ii

PROSPECTUS SUMMARY

This summary highlights and is qualified in its entirety by the more detailed information contained elsewhere in this prospectus and in the documents incorporated by reference. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information Incorporated by Reference,” before making an investment decision.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our company,” “NXB” and “our business” refer to NextBoat Inc. and its affiliates.

NextBoat Inc. (“NXB” or the “Company”)

We are a premier yacht and boat dealership specializing in the buying, selling, and wholesaling of yachts and boats. Founded in 2012, we have grown into a go-to wholesaler in the industry, recognized for its innovation, expertise, and expansive operations. We have been named one of the 500 fastest-growing companies in the United States by Inc. 500 for two consecutive years and are consistently ranked as a Top 100 Dealer in the USA by Boating Industry, a magazine for boating professionals. Today, NXB generates over $120 million in annual boat and yacht sales, operating across eight locations with a team of 100 sales representatives who transact on more than 400 vessels each year. Our success is built on a commitment to excellence, emphasizing the hiring of highly skilled professionals who embody integrity and a passion for the boating industry. By prioritizing relationship-building and ensuring client satisfaction, NXB believes that we have established ourselves as the go-to wholesaler in the industry.

Our Business Model

We have a vertically integrated business model supported by a diverse portfolio of affiliates and marine-related business units, enabling us to offer a full-service experience across the entire lifecycle of used boats and yachts.

Our affiliates are:

● Off The Hook Yacht Sales, NC LLC (“OTHYS NC”): Specializing in the buying, selling, and wholesaling of yachts and boats.

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● Azure Funding, LLC (“Azure Funding”): A recreational loan broker and lender providing financing solutions for individuals, dealerships, and brokerages.

● OTH Marine Asset Recovery LLC: A Florida limited liability company that specializes in the recovery, repossession, and remarketing of marine assets, including boats and yachts securing defaulted loans within our lending operations.

● OTH MD, LLC: A North Carolina limited liability company and wholly-owned subsidiary of Off the Hook YS, Inc., incorporated on February 13, 2026.

● Autograph Yacht Group Inc (AYG): Premier brokerage division based out of South Florida.

● Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC (collectively, “Apex Marine”): Wholly-owned subsidiaries acquired on May 13, 2026. Apex Marine is a Florida-based marine service, storage, and sales organization operating four South Florida facilities. Apex Marine holds authorized dealerships for Pursuit (Miami), Solace, and Fountain (Fort Pierce to Key West), haul-out capacity up to 150 metric tons and 130 feet, and comprehensive in-house teams for repair, refit, and refurbishment.

Our operating units include:

● We Buy Boats: WeBuyBoats.com is our website that focuses on the direct acquisition and resale of used vessels, which is owned by OTHYS NC.

● OTH Yacht Services: A service center that provides high-quality maintenance, repair, and support services, which is owned and operated by OTHYS NC.

● Marine Asset Recovery (MAR): A marine asset recovery unit specializes in the repossession and recovery of vessels, which is owned and operated by OTHYS NC.

● The Boat Center: Formerly the exclusive Yellowfin Miami dealership. Its business operations were transferred to OTH, and OTH Simon Marine YF, LLC was liquidated effective February 10, 2026 and is no longer part of the Company’s operating structure.

● NXB Customer Relationship Management (CRM): A proprietary patent pending technology platform for customer relationship management, data storage, and analysis, enhancing efficiency and decision-making across all operations, which is owned by OTHYS NC.

The synergies amongst these entities are central to NXB’s success, as they enable seamless operations and comprehensive services. Azure Funding, a recreational financing platform that provides loan brokerage, hard money lending, and processing services, primarily for marine buyers, supports both sales and repossession efforts by providing tailored financing solutions, while OTH Yacht Services ensures vessels remain in optimal condition. Marine Asset Recovery enhances resale opportunities through efficient repossession processes, and the business formerly operated through The Boat Center was transferred to OTH. By integrating these services, we maintain a streamlined and customer-focused approach.

Our business model encompasses expertise in acquiring and reselling pre-owned vessels, facilitating trades, and connecting buyers and sellers within the used boat market. WeBuyBoats.com, our proprietary lead-generation platform, serves as a national pipeline for high-quality inventory. The site attracts private sellers and dealers looking to quickly liquidate trade-in boats and pre-owned vessels. These leads directly fuel NXB’s wholesale and brokerage operations, supporting our volume-first, showroom-free model. Our comprehensive operations also include delivering maintenance and repair services through OTH Yacht Services, recovering marine assets via Marine Asset Recovery, and leveraging Azure Funding for financing solutions. Exclusive dealership partnerships, including the Yellowfin dealership operated through OTHYS NC, and the use of NXB CRM for advanced data-driven operations further enhance the business’s capabilities. Through our integrated operations and unwavering dedication to excellence, we believe that NXB continues to set the standard for the yacht and boat dealership industry.

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Our Competitive Advantage

We believe the following key attributes make our company a compelling investment opportunity:

Proprietary AI-Driven CRM System, NextBoat AI (Patent Pending)

We believe our proprietary AI-powered CRM system is a game-changer in the used boat market. It continuously collects and analyzes data on every boat we bid on, purchase, and sell. With hundreds of thousands of data points, the system generates automated bid recommendations, minimizing human error and ensuring more informed decision-making.

This system empowers our brokers by providing instant access to crucial insights, including:

●	What we’ve paid for similar boats.

●	Past bids on comparable boats.

●	Final selling prices of similar boats.

●	Automated recommendations based on historical trends.

By consolidating all relevant data at the click of a button, our platform helps brokers make better, data-driven decisions, reducing costly mistakes and improving efficiency.

Wanted-To-Buy (WTB) Lead Matching

Our system also enables brokers to input “Wanted-To-Buy” (WTB) leads. For example, if a customer is looking for a 38’ Fountain, brokers can enter the specific details and preferences into the system. If we bid on a boat that meets those criteria, the system automatically alerts the broker and/or the customer. Additionally, brokers can configure automated emails to notify customers—even if they weren’t the ones who placed the bid—ensuring seamless lead follow-up.

We anticipate our network will expand to include hundreds (eventually thousands) of brokers and wholesalers nationwide, the system will process and match countless daily buy and sell leads, significantly increasing deal velocity and efficiency.

Comprehensive Broker Management & Performance Tracking

Beyond lead matching, our CRM system offers robust operational support, including:

●	Automated commission calculations and payouts.

●	Task and lead assignment functionalities.

●	A dynamic broker ranking dashboard to encourage internal competition and performance tracking.

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Recognized Brand. With over 14 years of proven results through buying and selling hundreds of millions of dollars in boats, we believe we are well-known among boating enthusiasts for service, performance, quality, and value.

Experienced Management Team. We have established a senior level team with many members having in excess of 20 years of experience in the marine industry, financial and operational management, and capital markets and public-company leadership. Members of our team have grown the Company since its founding in 2012. Our team has shown the ability to identify, execute, and integrate strategic acquisitions, expand our floorplan financing capacity, and grow our broker and dealership network. Our directive as a management team over the next few years will be to continue pursuing accretive acquisitions, scale our proprietary NextBoat AI CRM platform, and drive improvements across our sales, financing, and service operations.

Our Market Opportunity

The marine industry presents a significant and expanding market opportunity for us. We operate in the pre-owned yacht and boat sales market, with a growing presence in new boat sales, brokerage, financing, servicing, and asset recovery. NXB’s addressable market includes a wide range of boat categories, including center consoles, sportfish yachts, motor yachts, high-performance boats, and luxury vessels.

The U.S. recreational boating industry continues to experience strong growth, with annual sales of boats, marine products, and services totaling approximately $55.6 billion in 2024, according to the National Marine Manufacturers Association (NMMA). In recent years, pre-owned boat sales have consistently outpaced new boat sales, reflecting a shift in consumer preferences toward high-quality used boats at more competitive price points. We believe that this trend positions NXB as a key player in the growing secondary market.

There are several market trends that are driving expansion in NXB’s addressable market, including:

● Increased demand for pre-owned boats: The rising cost of new boats and supply chain constraints have fueled higher demand for pre-owned inventory, benefiting NXB’s wholesale and resale model.

● Growth in center console and offshore fishing boats: The center console segment has become one of the fastest-growing categories in the boating industry, as more buyers seek versatile, multi-purpose boats suited for both fishing and recreation.

● Rising participation in recreational boating: The post-pandemic surge in outdoor activities has led to record-high participation in recreational boating, with new buyers entering the market at unprecedented rates. This shift has expanded the customer base for both entry-level and high-end vessels.

● Technological advancements driving resale demand: Innovations in marine technology, such as improved fuel efficiency, onboard automation, and digital navigation systems, have shortened product cycles and increased the resale value of late-model boats, strengthening the pre-owned sales market.

● Shifting demographics and lifestyle preferences: Younger generations are increasingly entering the boating market, driving demand for affordable, high-quality used boats. Additionally, high-net-worth buyers are investing in larger, luxury yachts as part of a growing trend in high-end leisure experiences.

● Financial accessibility and alternative lending solutions: The expansion of boat financing and alternative lending options, including hard money loans through Azure Funding, has made boat ownership more accessible to a wider audience, further expanding NXB’s potential customer base.

● Expansion of online sales and digital marketplaces: The shift toward digital transactions and online boat sales platforms has created new opportunities for NXB to capture market share through WeBuyBoats.com, our brokerage network, and auction platform initiatives.

With a vertically integrated business model that spans wholesale, retail, financing, servicing, and repossession, NXB is uniquely positioned to capitalize on these trends and expand its footprint in the growing marine industry. As demand for pre-owned and new boats continues to rise, NXB stands at the forefront of this market opportunity, leveraging its expertise, nationwide network, and operational scale to drive sustained growth.

Our Business Strategy

We are executing a dynamic growth strategy focused on capital expansion, operational scaling, and an integrated business model that maximizes profitability across multiple revenue streams.

The Company’s current floorplan financing is personally guaranteed by our President, Jason Ruegg. While this structure has supported growth to date, it imposes a natural cap on our appetite for risk and limits our ability to fully leverage available financing. Upon completion of this offering, we intend to remove the personal guarantee, secure low-interest floorplan financing, and utilize institutionally backed credit facilities. This shift is expected to significantly expand our borrowing capacity—currently $60 million in floorplan financing in 2026 and beyond, which will enable NXB to pursue larger inventory acquisitions and strategic expansion without the constraints of personal risk exposure. There can be no assurance that such alternate financing will be available on terms acceptable to us. We believe this transition is a key catalyst for unlocking the next phase of scalable growth and market leadership.

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1. Purchase Discounted Boats to Wholesale

A fundamental pillar of our strategy is leveraging shifts in supply and demand to acquire boats at discounted rates. Many new boat dealerships are overstocked and lack floorplan capital, forcing them to turn away used boat trade-ins and manufacturer offers, creating an opportunity for NXB to purchase inventory at below-market prices. We strive to maintain the same rate of inventory turnover as we increase our floorplan capacity, ensuring that growth in purchasing power translates into scale rather than slower-moving inventory.

2. Capital Expansion & Floorplan Growth

By expanding floorplan financing from $25MM to $60MM+ in 2026, NXB expects to have the liquidity to hold inventory longer, eliminating premature liquidations and allowing for more strategic acquisitions. This increase in capital is intended to remove prior constraints tied to personal risk tolerance and provide the flexibility needed to secure high-value boats at optimal pricing.

3. Scaling NXB & WeBuyBoats.com

We believe that NXB and WeBuyBoats.com are positioned to become the “Carvana” of the used boat industry, offering a seamless, hassle-free experience for customers looking to sell their boats. WeBuyBoats is a website owned by OTHYS NC. Proprietary software will streamline transactions by matching buyers with sellers, while an integrated auction platform will provide additional liquidity for customers and aged inventory. These innovations will increase efficiency, improve customer experience, and drive higher transaction volumes.

4. Strengthen Market Position with Dealership Acquisitions

Strategic acquisitions of underperforming dealerships will further expand NXB’s market presence. By acquiring struggling dealerships at discounted valuations, NXB can integrate them into its synergistic business model and position them for long-term success. This will enable us to scale operations while improving dealership profitability.

5. Invest in Marina Acquisitions to Enhance Operations

Acquiring marinas in key locations will strengthen NXB’s infrastructure by consolidating operations, reducing storage and docking costs, and creating exclusive service hubs for customers. These marinas will serve as strategic assets, offering additional revenue streams through leasing, storage, and premium service options, further reinforcing NXB’s market dominance.

6. Integrated Ecosystem & Revenue Diversification

The expansion of NXB’s ecosystem will generate multiple revenue streams from each boat transaction, including financing, warranties, and hard money lending. Marine Asset Recovery (MAR) will handle repossessions for defaulted loans, seamlessly reintegrating repossessed inventory into NXB’s sales channels. This closed-loop system is designed to ensure profitability at every stage of the transaction cycle, creating an advantage that traditional banks and independent dealerships cannot replicate.

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7. Advance Technology with Enhanced CRM & Data Analytics

Investments in NXB’s proprietary CRM system will optimize sales processes, enhance decision-making, and improve overall operational efficiency. By leveraging data-driven insights, the Company can refine inventory management, improve customer targeting, and maximize return on investment. Automation and predictive analytics will further streamline workflow, creating a more agile and scalable business model.

8. Scale Repossession and Asset Recovery Infrastructure

Expanding Marine Asset Recovery (MAR) will enable NXB to handle a significantly higher volume of repossessions, with the capacity to process hundreds of recovered vessels per month. These repossessed boats will be stored, serviced, and ultimately resold through NXB’s established channels, maximizing asset recovery values while reinforcing the Company’s competitive position.

9. Optimize Capital Structure to Reduce Reliance on Floorplan Financing

By raising additional capital, NXB will increase its purchasing power while reducing reliance on high-interest floorplan financing. This shift will lower financing costs, improve cash flow, and provide greater flexibility in pricing strategy. The ability to purchase inventory outright will enhance profitability and market agility, ensuring NXB remains ahead of industry trends.

10. Expand Nationwide Broker Network and Physical Locations

Scaling operations to 100 brokers and wholesalers by 2026 will drive inventory turnover and significantly increase brokerage sales. In addition, expanding the physical footprint with new locations in high-demand regions will enhance accessibility for customers and further solidify NXB’s presence in key markets. This will fuel wholesale, and our finance arm Azure Funding provides boat loans to customers which in turn fuels wholesale. The Company completed the acquisition of Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC on May 13, 2026, and also completed the acquisition of Bellhart Marine Group, LLC and its affiliated entities on May 22, 2026.

11. Strengthen Brand and Marketing Presence

Increasing marketing efforts will play a crucial role in expanding NXB’s customer base. A combination of enhanced digital marketing, lead generation, and traditional advertising will drive brand awareness and lead conversion. Strengthening the Company’s online presence and platform capabilities will further attract high-value buyers and sellers, reinforcing NXB’s position as a premier yacht and boat dealership.

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12. Increase New Boat Sales Through Strategic Acquisitions

Acquiring a new boat dealership generating $65–75MM annually will establish NXB as a major player in the new boat sales market. This acquisition will expand relationships with manufacturers, allowing NXB to diversify its inventory while tapping into an additional high-margin revenue stream. We currently do not have any definitive agreements in place.

13. Strategic Partnerships

On June 25, 2026, the Company’s subsidiary, Off The Hook Yacht Sales NC, LLC, entered into a Strategic Partnership and Revenue Sharing Agreement with MarineMax, Inc., the world’s largest recreational boat and yacht retailer. Pursuant to the agreement, the parties will collaborate on pre-owned vessel transactions, financing, insurance and related services, including through the use of the Company’s proprietary NextBoat AI Platform. As additional consideration, the Company has agreed to issue to MarineMax warrants to purchase up to 1,250,000 shares of common stock of the Company at exercise prices ranging from $3.25 to $7.00 per share, subject to vesting terms set forth in the agreement and the separate Warrant Agreement. The partnership has an initial term of five years and may be terminated by either party upon 90 days’ prior written notice. The Company believes this partnership will significantly expand its transaction volume, customer reach, and revenue opportunities by leveraging MarineMax’s extensive retail origination platform alongside the Company’s proprietary AI-driven valuation and transaction technology.

14. Launch New High-Margin Services

The introduction of warranty sales and auction services will create new revenue opportunities while enhancing customer retention. These offerings will provide additional financial security for buyers while enabling NXB to monetize inventory through multiple sales channels. By adding these services, NXB will further differentiate itself from competitors and strengthen its comprehensive service model.

In September 2025, NXB launched a premium yacht brokerage division, Autograph Yacht Group, focused exclusively on the high-end segment of the market. This new division features luxury yacht inventory, experienced brokers specializing in premium transactions, and select partnerships with prestigious boat brands. By establishing a dedicated platform for high-value clients, NXB intends to expand its market reach, capture higher-margin sales, and further elevate its brand positioning within the marine industry.

In parallel, we plan to integrate a full suite of support services into the platform, including shipping and logistics coordination, in-house financing through Azure Funding, and optional documentation and escrow services for buyers utilizing Azure. Additionally, the platform will offer advertising opportunities for marine-related service providers—such as insurance agents, surveyors, and transport specialists—creating a comprehensive ecosystem for boat buyers and sellers. We believe this end-to-end infrastructure will provide unmatched convenience and transparency, while positioning NXB as the leading digital marketplace in the marine industry.

15. Marina Division

Our marina division intends to make strategic marina purchases across the country, which will give our entities “free” locations to work from. We believe we can build out this model across the USA by contracting boat yards based on their current income, and then getting them permitted for 3-4 boat high dry stack facilities. This turns into passive income for the business, and would give our brokers locations to work out of and facilities for repairs, maintenance and showcase of inventory.

This is very different from our competitors model where they have very expensive brick and mortar locations that depend almost solely on boat sales to pay the mortgage. Our marinas are expected to have 12-20% cap rates without our boat sales which we believe will make them very good investments for the Company, which will also help fuel boat sales due to there being a captive audience of customers at each location.

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Corporate Structure and Background

NextBoat Inc. (“NXB” or the “Company”) is a Nevada holding company formed on January 3, 2025. The Company has no independent operations and conducts all of its business through its wholly-owned subsidiaries, which are engaged in the retail sale, brokerage, and servicing of new and pre-owned boats, yachts, and trailers, and in arranging related financing and insurance products.

The Company was formerly known as Off The Hook YS Inc. and traded on the NYSE American under the ticker symbol “OTH”. Effective May 29, 2026, the Company completed a corporate rebrand, changing its name to NextBoat Inc. and its ticker symbol to “NXB”, reflecting its evolution from a traditional yacht brokerage business into a technology-driven platform focused on the pre-owned boat market.

In connection with the Company’s initial public offering (“IPO”), which closed on November 14, 2025, the Company completed a corporate reorganization pursuant to which the holders of equity interests in Off the Hook Yacht Sales NC, LLC and Azure Funding, LLC consolidated their ownership interests under the Company, and each of those entities became a wholly-owned subsidiary of the Company. Additionally, pursuant to the Amended and Restated Agreement for the Purchase and Sale of Capital Stock dated October 31, 2025 (the “Amended SPA”), Off The Hook Acquisition Corp, a Florida corporation, acquired shares of common stock of the Company representing 25% of the then-outstanding shares for aggregate consideration of $3 million paid directly to the former equity holders.

The Company currently conducts its operations through the following subsidiaries:

●	Off The Hook Yacht Sales NC, LLC, a North Carolina limited liability company (yacht and boat sales, brokerage, and servicing);
●	Azure Funding, LLC, a North Carolina limited liability company (recreational loan brokerage and lending);
●	OTH Marine Asset Recovery LLC, a Florida limited liability company (marine asset recovery and remarketing);
●	Autograph Yacht Group Inc., a Florida corporation (premier yacht brokerage);
●	Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC, each a Florida limited liability company (marine dealership, service, storage, and sales), acquired on May 13, 2026;
●	OTH MD, LLC, a North Carolina limited liability company; and
●	Bellhart Marine Group, LLC, a North Carolina limited liability company.

Effective February 10, 2026, OTH Simon Marine YF, LLC (“Boat Center”) was liquidated and is no longer part of the Company’s operating structure. On May 13, 2026, the Company completed the acquisition of Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC (collectively, “Apex Marine”) for aggregate consideration of approximately $6.0 million, consisting of (i) $1.2 million in cash, (ii) 679,012 shares of the Company’s common stock valued at approximately $1.8 million, and (iii) two promissory notes in the aggregate principal amount of approximately $3.0 million. The Company also completed the acquisition of Bellhart Marine Group, LLC and its affiliated entities, a marine service, refit, and mechanical services platform, on May 22, 2026.

For additional information regarding the Company’s organizational history and the corporate reorganization completed in connection with the IPO, see Note 1, “Nature of Business and Organization,” to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein.

Corporate Information

Our principal executive office is located at 1701 J.E.L Wade Drive, Wilmington, NC. 28401 and our telephone number is (910) 772-9277. We maintain our corporate website at www.nextboat.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Summary of Risk Factors

Risks Relating to Our Business

●	The yacht and boat sales industry is highly sensitive to macroeconomic conditions and may experience severe fluctuations.
●	Fluctuating interest rates may adversely impact NXB’s ability to procure financing.
●	Improper handling of inventory could cause overstocking or inventory shortages.
●	Our success depends to a significant extent on our manufacturers, and the loss of certain manufacturers could have an adverse effect on our business, financial condition, and results of operations.
●	Our business, as well as the entire retail marine industry, is highly seasonal, with seasonality varying in different geographic markets.
●	Other recreational activities, poor industry perception, real or perceived human health or safety risks, changing consumer attitudes and environmental conditions can adversely affect the levels of boat purchases.
●	We depend on our ability to attract and retain customers.
●	We depend on income from financing, insurance and extended service contracts.
●	Our operations are dependent upon key personnel and team members.
●	Customer trust and reputation are crucial in the yacht sales industry.

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Industry & Competitive Risks

●	We face intense competition.
●	Demand in the powerboat industry is highly volatile.
●	General economic conditions, particularly in the U.S., affect our industry, demand for our products and our business, and results of operations.
●	We face substantial supplier and inventory acquisition risks
●	Climatic events may adversely impact our operations, disrupt the business of our third party vendors on whom we rely upon for products and services, and may not be adequately covered by our insurance.

Risks Related to Regulatory & Compliance Challenges

●	Environmental and other regulatory issues impact our operations from time to time.
●	We have established online marketplaces and a failure in such online operations, security breaches and cybersecurity risks could disrupt our business and lead to reduced sales and growth prospects and reputational damage.
●	We may be exposed to lawsuits from time to time, which could affect us adversely.

Risks Related to Intellectual Property

●	A significant portion of our intellectual property is not protected through patents or formal copyright registration. As a result, we do not have the full benefit of patent or copyright laws to prevent others from replicating our products, product candidates, and brands.
●	Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
●	We may need to defend ourselves against patent, copyright or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Risks Relating to This Offering

●	The price of our common stock may be volatile, and purchasers of our common stock could incur substantial losses.
●	A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our common stock to drop significantly, even if our business is doing well.
●	The market price of our common stock may be highly volatile, and you could lose all or part of your investment.
●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.
●	If you purchase our common stock in the offering, you will suffer immediate and substantial dilution of your investment.
●	We have broad discretion in the use of our net proceeds from the common stock sold in the offering and may not use them effectively.
●	We do not intend to pay dividends on our common stock and consequently, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.
●	Future issuances of debt securities, which would rank senior to our common stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.
●	Resales of Warrant Shares underlying the MarineMax Warrants may adversely affect the market price of our common stock and dilute existing holders.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the federal securities laws. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

Implications of Being a Smaller Reporting Company

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Common Stock offered by us in the underwritten offering	3,400,000 shares.

Common Stock offered by existing Selling Stockholders in the underwritten offering	600,000 shares.

Warrant Shares offered by MarineMax

Up to 1,250,000 shares of common stock issuable upon exercise of the MarineMax Warrants (the “Warrant Shares”) in separate resale transactions by MarineMax. The Warrant Shares are not part of the underwritten offering.

Over-allotment option	We have granted the representative an option for a period of 45 days from the date of this prospectus to purchase an additional 600,000 shares of common stock at the public offering price (less underwriting discounts and commissions) to cover over-allotments, if any.

Common Stock outstanding immediately before the offering	25,142,895 shares.

Common Stock to be outstanding after this offering (1)	28,542,895 shares (or 29,142,895 shares if the representative exercises the option to purchase additional shares from us in full).

Use of Proceeds	We currently intend to use the net proceeds from our sale of the 3,400,000 Company Shares in the underwritten offering, together with our existing cash and cash equivalents, as follows: (1) servicing our floorplan; (2) advertising and marketing of our inventory; and (3) working capital. We will not receive any proceeds from the sale of the Selling Stockholder Shares or from MarineMax’s resale of the MarineMax Warrants or Warrant Shares. We may receive cash exercise proceeds if any MarineMax Warrants are exercised for cash, but not if they are exercised on a net or cashless basis. See “Use of Proceeds” on page 35.

Lock-up agreements

We have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge, or otherwise dispose of any of our common stock or securities convertible into or exercisable or exchangeable for common stock, or to file or cause to be filed any registration statement with the Commission relating to any such securities, for a period of 90 days after the date of this prospectus, without the prior written consent of the representative. See “Underwriting” section on page 61.

In addition, all of our directors and officers have agreed to enter into customary “lock-up” agreements with the underwriter, pursuant to which they have agreed not to offer, sell, contract to sell, pledge, or otherwise dispose of any securities of the Company for a period of 90 days following the closing date of this offering, without the prior written consent of the representative. The MarineMax Warrants and Warrant Shares are not part of the underwritten offering and are subject to any applicable transfer restrictions in the Warrant Agreement.

Risk factors	See “Risk Factors” on page 13 for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

NYSE American Symbol	“NXB”

(1)	The number of shares of our common stock to be outstanding upon completion of this offering is based on 25,142,895 shares of our common stock outstanding as of the date of this prospectus, and excludes:

●	6,000,000 shares of our common stock reserved under our First Amended and Restated 2025 Equity Incentive Plan (the “2025 Plan”) for future issuance;
●	up to 285,714 shares of common stock issuable upon conversion of the Greentree convertible note at a conversion price of $1.785;
●	100,000 Greentree warrants exercisable for up to 100,000 shares of common stock at an exercise price of $1.785;
●	up to 1,250,000 Warrant Shares issuable upon exercise of the MarineMax Warrants at exercise prices ranging from $3.25 to $7.00 per share (weighted average exercise price of $4.95 per share assuming the 1,250,000-share cap is reached), which are being registered for resale by MarineMax and are subject to vesting and other terms of the Warrant Agreement;
●	3,255,100 shares of common stock issuable upon vesting and settlement of unvested restricted stock units outstanding as of August 24, 2026;
●	10,000 shares of common stock issuable upon exercise of stock options, all of which vested immediately, at a weighted average exercise price of $2.54 per share;
●	up to 230,000 shares of common stock issuable upon exercise of the representative’s warrants at an exercise price of $6.25 per share, including shares issuable upon exercise of the representative’s over-allotment option.

Unless otherwise indicated, this prospectus reflects and assumes (i) no exercise by the representative of its over-allotment option and (ii) no issuance, exercise, vesting or settlement of the outstanding derivative securities described above, including warrants, convertible securities, options and restricted stock units.

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SUMMARY FINANCIAL DATA

The Company’s historical financial information is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2026, each incorporated by reference under “Information Incorporated by Reference.” To avoid duplicative disclosure, we do not reproduce summary financial data or the financial statements and related notes contained in those reports in this prospectus. Historical results are not necessarily indicative of results to be expected in any future period.

	December 31,	December 31,	June 30,	June 30,
	2025	2024	2026	2025
	(audited)	(audited)	(unaudited)	(unaudited)
Summary Statements of Operations Data
Revenue	$119,866,298	$98,995,562	$88,906,943	$58,586,843
Cost of revenue	(108,400,082)	(90,214,652)	(75,009,541)	(50,296,398)
Total operating expenses	(11,003,304)	(6,096,987)	(17,799,344)	(6,357,355)
Income (Loss) from operations	462,912	2,683,923	(3,901,942)	1,933,090
Other (expense) income	(205,423)	(69,778)	92,126	27,037
Interest expense	(2,261,241)	(1,622,461)	(1,726,231)	(1,116,512)
Total other expense	(2,466,664)	(1,692,239)	(1,634,105)	(1,089,475)
(Loss) profit before income taxes	(2,003,752)	991,684	(5,536,047)	843,615
Income tax benefit (expenses)	131,955	-	(1,150)	-
Net (Loss) Income	(1,871,797)	991,684	(5,537,197)	843,615

	As of June 30, 2026
		Pro Forma	Pro Forma
	Actual	as Adjusted (1)	as Adjusted (2)
	(unaudited)	(unaudited)	(unaudited)
Summary Balance Sheet Data
Cash and cash equivalents	$7,737,601	$7,737,601	$23,212,601
Total assets	$100,493,104	$100,493,104	$115,968,104

Total non-current liabilities	$19,954,082	$19,954,082	$19,954,082
Total liabilities	$88,435,002	$88,435,002	$88,435,002

Common stock	$25,084	$25,143	$28,543
Additional paid-in capital	23,723,649	23,723,590	39,195,190
Common stock payable	350,000	350,000	350,000
Accumulated deficit	(11,840,024)	(11,840,024)	(11,840,024)
Non-controlling interest	(200,607)	(200,607)	(200,607)

Total stockholders’ equity	$12,058,102	$12,058,102	$27,533,102
Total liabilities and stockholders’ equity	$100,493,104	$100,493,104	$115,968,104

(1)	The as adjusted balance sheet data set forth in the table above gives effect to the Company issued an aggregate of 58,767 shares of common stock upon the vesting and settlement of previously granted restricted stock units on July 13, 2026.

(2)	The as adjusted balance sheet data set forth in the table above gives effect to the sale of shares in this offering, based upon the public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and $335,000 of estimated offering expenses.

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RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus and in the documents incorporated by reference, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, before deciding whether to invest in our common stock. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of the factors described below and in our incorporated reports.

Risks Relating to Our Business

The yacht and boat sales industry is highly sensitive to macroeconomic conditions and may experience severe fluctuations.

The yacht and boat sales industry is highly sensitive to macroeconomic conditions, including GDP growth, interest rates, consumer confidence, and discretionary spending. During economic downturns, consumers may postpone or forego luxury purchases like yachts and boats, which could result in lower sales and reduced profit margins. Similarly, fluctuations in financial markets, employment levels, and inflation rates may influence consumer behavior and financing availability. Higher interest rates or tightened credit markets could reduce the affordability of boat purchases, especially for discretionary or financed transactions, leading to lower overall demand for new and pre-owned vessels. Similarly, rising inflation or economic uncertainty may lead consumers to delay or reduce spending on high-ticket leisure items such as boats.

Fluctuating interest rates may adversely impact NXB’s ability to procure financing.

Many boat purchases are financed through loans, making interest rate movements a key factor in affordability. Rising interest rates increase borrowing costs for customers, potentially reducing demand for financed purchases. Additionally, changes in bank lending standards and credit availability could impact NXB’s financing operations through Azure Funding, affecting loan approvals and customer affordability.

Improper handling of inventory could cause overstocking or inventory shortages.

Managing inventory is critical to our business model. Holding excess inventory can tie up capital and increase carrying costs, while inadequate liquidity may limit the ability to take advantage of high-value acquisitions. NXB actively monitors market conditions to balance inventory levels, optimize turnover, and maintain financial flexibility. However, if demand fluctuates unexpectedly, there is a risk of overstocking or inventory shortages.

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Our success depends to a significant extent on our manufacturers, and the loss of certain manufacturers could have an adverse effect on our business, financial condition, and results of operations.

We depend on our manufacturers for the sale of new boats. Sales of new boats from our two brands represents approximately 14% and 16% of total sales for the six months ended June 30, 2026 and 2025, respectively. Any adverse change in the reputation, product development efforts, technological advancement, manufacturing capabilities, supply chain and third-party suppliers and financial condition of our manufacturers and their respective brands, would have a substantial adverse impact on our business. Any difficulties encountered by our manufacturers resulting from economic, financial, or other factors could also adversely affect the quality and amount of new boats and products that they are able to supply to us and the services and support they provide to us.

Additionally, any interruption or discontinuance of the operations of our manufacturers, including due to, supply chain disruptions or shortages or bankruptcy or insolvency, could also cause us to experience shortfalls, disruptions, or delays with respect to new boats and inventory. During the course of the pandemic, a number of our manufacturers faced inventory shortages due to a combination of these facts as well as high demand. We also enter into renewable annual dealer agreements with manufacturers, and there is no guarantee that we will be able to renew such dealer agreements in the future. We may not be able to easily replace the loss of certain manufacturers or brands, including at the necessary quantity, quality or price, and the loss of certain manufacturers or brands may therefore have an adverse material effect on our business, results of operations and financial condition.

Boat manufacturers exercise control over our business.

We depend on our dealer agreements, which generally provide for renewable, one-year terms. Through dealer agreements, boat manufacturers exercise control over their dealers, restrict them to specified locations and retain approval rights over changes in management and ownership, among other things. The continuation of our dealer agreements with most manufacturers depends upon, among other things, our achieving stated performance goals for customer satisfaction ratings and market share penetration in the market served by the applicable marine retailer. Failure to meet performance goals and other conditions set forth in any existing or new dealer agreement could have various consequences, including the following:

●	the termination or nonrenewal of the dealer agreement;

●	the imposition of additional conditions in subsequent dealer agreements;

●	limitations on boat inventory allocations;

●	reductions in reimbursement rates for warranty work performed by the dealer;

●	loss of certain manufacturer-to-dealer incentives;

●	denial of approval of future acquisitions; or

●	the loss of exclusive rights to sell in the geographic territory.

These events could have a material adverse effect on our product availability, competitive position and financial performance.

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Manufacturer recall campaigns could adversely affect our business.

Manufacturer recall campaigns could adversely affect our new and pre-owned boat sales or customer residual trade-in valuations, could cause us to temporarily remove boats from our inventory, could force us to incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled boats, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our business, as well as the entire retail marine industry, is highly seasonal, with seasonality varying in different geographic markets.

Our business, along with the broader retail marine industry, is highly seasonal. Sales activity for both new and pre-owned boats generally peak during the spring and summer months, particularly in northern markets where boating is limited to warmer seasons. Conversely, sales tend to slow significantly during the fall and winter months, especially in colder climates. This seasonal variation affects not only transaction volume but also inventory turnover, revenue recognition, and cash flow.

Geographic markets experience seasonality differently. For example, southern coastal markets such as Florida and parts of the Gulf Coast often maintain year-round boating activity and sales, while northern regions such as the Northeast or Great Lakes are subject to more pronounced seasonal slowdowns. As we continue to expand our footprint nationally, we may experience increased variability in our operational and financial performance due to regional differences in seasonality.

This seasonality can impact our ability to forecast revenue and plan inventory purchases, staffing levels, and marketing expenditures. Additionally, seasonal fluctuations may become more pronounced during periods of economic uncertainty or adverse weather conditions, which could further reduce consumer activity and discretionary spending during peak sales windows.

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Other recreational activities, poor industry perception, real or perceived human health or safety risks, changing consumer attitudes and environmental conditions can adversely affect the levels of boat purchases.

Demand for our products can be adversely affected by competition from other activities that occupy consumers’ time, including other forms of recreation as well as religious, cultural and community activities. In addition, real or perceived human health or safety risks from engaging in outdoor activities generally or boating activities specifically could deter consumers from purchasing our products. Local environmental conditions in the areas in which we operate dealerships could also adversely affect the levels of boat purchases, including adverse weather conditions or natural disasters. Changing trends and attitudes toward large discretionary purchases on the part of younger consumers in particular, who may prefer to share or borrow a boat rather than incur the expense of ownership, may impact our future sales. Further, as a seller of high-end consumer products, we must compete for discretionary spending with a wide variety of other recreational activities and consumer purchases. In addition, perceived hassles of boat ownership and customer service and customer education throughout the retail boat industry, which has traditionally been perceived to be relatively poor, represent impediments to boat purchases. We may attempt to shift the focus or product mix in response to changing consumer sentiments, but there is no guarantee that we will be successful.

Increases in fuel prices may adversely affect our business.

All of the recreational boats we sell are powered by gasoline or diesel engines. Consequently, a significant increase in the price or tax on the sale of fuel on a regional or national basis could have a material adverse effect on our sales and operating results. Increases in fuel prices may negatively impact boat sales. The price of or tax on fuels may significantly increase in the future, adversely affecting our business.

The availability of boat insurance is critical to our success.

The availability of boat insurance is critical to our success. The ability of our customers to secure reasonably affordable boat insurance that meets the requirements of lenders financing their purchases is essential to closing transactions in both our retail and wholesale channels. Historically, such insurance has been readily accessible and competitively priced.

However, as a severe storm approaches land, particularly in coastal regions, insurers often impose temporary underwriting moratoriums, halting the issuance of new policies. This can delay or derail transactions that are pending funding or delivery, particularly in peak sales periods. In addition, increased storm activity and broader climate-related risks have led to higher insurance premiums and more restrictive underwriting in certain markets, which may impact customers’ purchasing decisions or disqualify some buyers from obtaining financing.

If the cost or availability of boat insurance were to deteriorate significantly, either regionally or industry-wide, it could materially reduce the demand for boats and adversely impact our sales volume, financing operations through Azure Funding, and overall business performance.

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We depend on our ability to attract and retain customers.

Our future success depends in large part upon our ability to attract and retain customers for our boat sales, repair and maintenance services, parts and accessories and finance & insurance products. The extent to which we achieve growth in our customer base and retain existing customers materially influences our profitability. Any number of factors could affect our ability to grow and maintain our customer base. These factors include consumer preferences, the frequency with which customers utilize our products, repair and maintenance services and finance & insurance products, general economic conditions, our ability to maintain our dealership locations, weather conditions, the availability of alternative services, protection plans, products and resources, significant increases in gasoline prices, the disposable income of consumers available for discretionary expenditures and the external perception of our brands. Any significant decline in our customer base, or the usage of our services, protection plans or products by our customers could have a material adverse effect on our business, financial condition and results of operations.

We depend on income from financing, insurance and extended service contracts.

A portion of our income results from referral fees derived from the placement or marketing of various finance & insurance products, consisting of customer financing, insurance products and extended service contracts, the most significant component of which is the participation and other fees resulting from our sale of customer financing contracts.

The availability of financing for our boat purchasers and the level of participation and other fees we receive in connection with such financing depend on the particular agreement between us and the lender and the current interest rate environment. Lenders may impose terms in their boat financing arrangements with us that may be unfavorable to us or our customers, resulting in reduced demand for our customer financing programs and lower participation and other fees. Laws or regulations may be enacted nationally or locally which could result in fees from lenders being eliminated or reduced, materially impacting our operating results. If customer financing becomes more difficult to secure, it may adversely impact our business.

Changes, including the lengthening of manufacturer warranties, may reduce our ability to offer and sell extended service contracts which may have a material adverse impact on our ability to sell finance and insurance products. Moreover, these products are subject to complex federal and state laws and regulations. There can be no assurance that regulatory authorities in the jurisdictions in which these products are offered will not seek to regulate or restrict these products. Failure to comply with applicable laws and regulations could result in fines or other penalties including orders by state regulators to discontinue sales of the warranty products in one or more jurisdictions. Such a result could materially and adversely affect our business, results of operations and financial condition.

Although boat dealers are generally excluded from regulatory oversight under the Dodd-Frank Wall Street Reform and Consumer Protection Act, future changes in law could lead to additional, indirect regulation of boat dealers through its regulation of other financial institutions which provide such financing to our customers.

If interest rates rise, the fees we receive in connection with the financing may be limited or reduced as customers become more interest rate sensitive and the spreads that we are able to charge are compressed. The reduction of profit margins on sales of finance & insurance products or the lack of demand for or the unavailability of these products could have a material adverse effect on our operating margins.

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Our operations are dependent upon key personnel and team members.

Our success depends, in large part, upon our ability to attract, train, and retain qualified team members and executive officers, as well as the continuing efforts and abilities of team members and executive officers. Although we have employment agreements with certain of our executive officers and management succession plans, we cannot ensure that these or other executive personnel and team members will remain with us, or that our succession planning will adequately mitigate the risk associated with key personnel transitions. Expanding our operations may require us to add additional executive personnel and team members in the future. As a result of our decentralized operating strategy, we also rely on the management teams of our marine retailers. In addition, we likely will depend on the senior management of any significant businesses we acquire in the future. The loss of the services of one or more key employees before we are able to attract and retain qualified replacement personnel could adversely affect our business. Additionally, our ability to manage our personnel costs and operating expenses is subject to external factors such as unemployment levels, prevailing wage rates, healthcare and other benefit costs, changing demographics and our reputation and relevance within the labor markets where we are located. Increases in the prevailing wage rates due to competitive market pressures or other factors could increase our personnel costs and operating expenses and have a material adverse effect on our business.

Customer trust and reputation are crucial in the yacht sales industry.

Customer trust and reputation are crucial in the yacht sales industry. Negative customer experiences, disputes over financing terms, warranty claims, or poor service execution could harm the NXB brand. The Company prioritizes transparency, high service standards, and long-term customer relationships to mitigate reputational risks.

If we cannot dispose of pre-owned boats acquired through our trade-in or direct purchase processes at prices that allow us to recover its costs, our profitability will be adversely affected.

The resale values of any pre-owned boats that we acquire through trade-ins or direct purchase may be lower than our estimates, which are based on expected retail sales prices. If the resale value of the pre-owned boats we acquire is lower than our estimates and/or we are not able to resell them timely or at all, it could have a material adverse effect on our business, results of operations and financial condition.

Additionally, certain pre-owned boats or other vehicles that we acquire through trade-ins may fail to meet our retail quality standards. Instead, we sell these units through a wholesale process. If the prices that we receive for our pre-owned boats sold in this process are not sufficient to cover the prices paid or credit given at trade-in for such pre-owned boats, it could have a material adverse effect on our business, results of operations and financial condition.

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We rely on Floorplan Financing

NXB relies heavily on floorplan financing arrangements to acquire, hold, and sell inventory across its wholesale, brokerage, and new boat sales operations. These credit facilities allow us to fund the purchase of boats before they are sold to end customers, and are essential to maintaining a broad and competitive selection of inventory.

Any disruption to our access to floorplan financing, whether due to changes in lender underwriting criteria, rising interest rates, reductions in credit limits, or a tightening of capital markets, could materially impair our ability to stock sufficient inventory. This, in turn, may reduce sales volume, limit customer choice, and negatively affect our revenue and profitability.

As interest rates rise, the cost of carrying inventory through floorplan facilities also increases, which can compress margins or force changes to our pricing strategy. Additionally, if lenders impose more restrictive terms, require increased collateral, or reintroduce or increase personal guarantees, it may limit our ability to scale or capitalize on opportunistic bulk purchases.

The Company’s floorplan facility with Red Oak has a stated borrowing capacity of $60 million for new and used marine inventory.

Industry & Competitive Risks

We face intense competition.

We operate in a highly competitive and fragmented environment. In addition to facing competition generally from recreational businesses seeking to attract consumers’ leisure time and discretionary spending dollars, the recreational boat industry itself is highly fragmented, resulting in intense competition for customers, quality products, boat show space and suitable dealership locations. We rely to a certain extent on boat shows to generate sales. Our inability to participate in boat shows in our existing or targeted markets, including due to cancellations of boat shows, could have a material adverse effect on our business, financial condition and results of operations.

The yacht and boat sales industry is highly competitive, with NXB competing against large national dealerships, independent brokers, online marketplaces, and manufacturers selling directly to consumers. Some competitors have greater financial resources, larger inventories, or extensive marketing budgets, which could impact our market share.

Additionally, online sales platforms have transformed the industry, increasing competition from digital marketplaces. To remain competitive, NXB continuously invests in technology, customer service, and digital marketing strategies. However, our inability to compete effectively with existing or potential competitors could have a material adverse effect on our business, financial condition and results of operations.

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Failure to implement strategies to enhance our performance could have a material adverse effect on our business and financial condition.

We are increasing our efforts to grow our distribution, repair and maintenance services, parts and accessories, and financing and insurance businesses to better serve our customers and thereby increase revenue and improve profitability as a result of these comparatively higher margin businesses. These efforts are designed to increase our revenue and reduce our dependence on the sale of new and pre-owned boats. In addition, we are pursuing strategic acquisitions to capitalize upon the consolidation opportunities in the highly fragmented recreational boat dealer industry by acquiring additional marine retailers and related operations and improving their performance and profitability through the implementation of our operating strategies. These business initiatives have required, and will continue to require, us to add personnel, invest capital, enter businesses or geographic regions in which we do not have extensive experience and encounter substantial competition. As a result, our strategies to enhance our performance may not be successful and we may increase our expenses or write off or impair such investments if not successful.

Demand in the powerboat industry is highly volatile.

Volatility of demand in the powerboat industry, especially for recreational powerboats and electric powerboats, may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for recreational powerboat and electric powerboat sales depends to a large extent on general, economic and social conditions in a given market. Historically, sales of recreational powerboats decrease during economic downturns. We have fewer financial resources than more established powerboat manufacturers to withstand adverse changes in the market and disruptions in demand.

General economic conditions, particularly in the U.S., affect our industry, demand for our products and our business, and results of operations.

Demand for premium boat brands has been significantly influenced by weak economic conditions, low consumer confidence, high unemployment, and increased market volatility worldwide, especially in the U.S. In times of economic uncertainty and contraction, consumers tend to have less discretionary income and tend to defer or avoid expenditures for discretionary items, such as our products. Sales of our products are highly sensitive to personal discretionary spending levels. Our business is cyclical in nature and its success is impacted by economic conditions, the overall level of consumer confidence and discretionary income levels. Any substantial deterioration in general economic conditions that diminishes consumer confidence or discretionary income may reduce our sales and materially adversely affect our business, financial condition and results of operations. We cannot predict the duration or strength of an economic recovery, either in the U.S. or in the specific markets where we sell our products. Corporate restructurings, layoffs, declines in the value of investments and residential real estate, higher gas prices, higher interest rates, and increases in federal and state taxation may each materially adversely affect our business, financial condition, and results of operations.

Consumers often finance purchases of our products. Although consumer credit markets have improved, consumer credit market conditions continue to influence demand, especially for boats, and may continue to do so. There continue to be fewer lenders, tighter underwriting and loan approval criteria, and greater down payment requirements than in the past. If credit conditions worsen, and adversely affect the ability of consumers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in the sales of our products.

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Policy changes affecting international trade could adversely impact the demand for our products and our competitive position.

Changes in government policies on foreign trade and investment can affect the demand for our products and services, impact the competitive position of our products and services or prevent us from being able to sell products and services in certain countries. The implementation of more restrictive trade policies, such as more detailed inspections, higher tariffs, import or export licensing requirements, economic sanctions, anti-boycott laws, exchange controls or new barriers to entry could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, the Trump Administration has announced tariffs on certain imports from Canada, Mexico and the EU, among others, that could affect the demand for our products. Such tariffs and any retaliatory tariffs (including those announced by China, Canada and Mexico in March 2025) may put upwards pressure on prices in other jurisdictions from which we purchase product components, which could reduce our ability to offer competitive pricing to potential customers. We cannot predict what changes to trade policy will be made by the Trump Administration, the U.S. Congress or other governments, including whether existing tariff policies will be maintained or modified or whether the entry into new bilateral or multilateral trade agreements will occur, nor can we predict the effects that any such changes would have on our business or the global economy. Changes in U.S. trade policy, or threat of such changes, have resulted and could again result in reactions from U.S. trading partners, including adopting responsive trade policies making it more difficult or costly for us to export our products or import products or product components from countries where we currently purchase products or product components or sell products or services. Such changes, or threatened changes, to trade policy or in laws and policies governing foreign trade, and any resulting negative sentiments towards the United States as a result of such changes, could materially and adversely affect our business, financial condition, results of operations and liquidity.

We face substantial supplier and inventory acquisition risks.

NXB sources boats from private sellers, dealers, repossession auctions, and trade-ins. Disruptions in any of these supply channels, such as manufacturer production delays, trade-in slowdowns, or lender policy changes affecting repossessions, could impact our ability to maintain an optimal inventory. Pricing volatility or limited availability in certain boat categories could also affect profit margins.

In addition, we rely on certain exclusive dealer agreements to source boats from specific manufacturers. For example, Off the Hook Yacht Sales NC, LLC is the exclusive dealer for Yellowfin Yachts LLC (“Yellowfin”) in North Carolina, and the exclusive dealer for Sportsman Boats Manufacturing, Inc (“Sportsman”) in South Carolina. These dealer agreements are renewed on a year-to-year basis and may be terminated by the manufacturers at any time. If any of these agreements are not renewed or are terminated, we could lose access to key products, which would have a material adverse effect on our business, results of operations, and financial condition.

We face marine asset and repossession risks.

Our Marine Asset Recovery (MAR) division provides a valuable inventory source through the acquisition and resale of repossessed boats. However, changes in lender policies, consumer protection laws, or state and federal regulations could limit our ability to access or efficiently process these assets.

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Repossession practices vary by jurisdiction and may involve complex legal procedures, delays, or disputes. Legal challenges from borrowers or increased regulatory scrutiny could lead to higher costs, reputational risk, or operational slowdowns. Additionally, a shift in lender behavior, such as retaining repossessions in-house, could reduce the volume of available inventory. While MAR remains an important part of our supply chain, it is subject to legal and regulatory risks that could impact its future performance.

Climatic events may adversely impact our operations, disrupt the business of our third party vendors on whom we rely upon for products and services, and may not be adequately covered by our insurance.

Climatic events in the areas where we operate have caused, and future climatic events may cause, disruptions and in some cases delays or suspensions in our operations that adversely impacted our business. For example, the physical effects of unseasonably wet weather, drought conditions, extended periods of below freezing weather, tropical storms, hurricanes, flooding, or other natural disasters have forced and may in the future force boating areas to close or render boating dangerous. This has resulted in and, in the future, could result in reduced customer demand for our products and services. One or more of these climatic events has in the past and may in the future result in physical damage to, or closure of, one or more of our facilities, and disruption or reduction in the availability of products. Concerns regarding global changes in climate could also adversely affect the levels of boat purchases.

In addition, the physical effects of climatic events, including wintry conditions, increased frequency and severity of tropical storms or hurricanes, tornadoes, fires, floods and other natural disasters, as well as sea level rise, could result in the disruption of our operations and/or third party supply chain vendors on whom we rely upon for products and services, including boat deliveries from manufacturers, damage to or inadvertent releases from fueling stations, or damage to or the loss of our boat inventories and facilities as has been the case when the Southeast and Gulf Coast regions and other markets have been affected by hurricanes such as Hurricane Helene, and Hurricane Milton in 2024. Such disruptions in our supply chain could damage our on-site inventory at our locations, result in remedial liability or administrative penalties, or cause serious limitations or delays in the operations of our locations. We maintain hurricane and casualty insurance, subject to deductibles, but such coverage may become significantly more expensive or impossible to procure in the future. Our planning for normal climatic variation, insurance programs and emergency recovery plans may inadequately mitigate the effects of such climatic conditions, and not all such effects can be predicted, eliminated, mitigated, or insured against. Accordingly, while we traditionally maintain property and casualty insurance coverage for damage caused by climatic events such as severe weather or other natural disasters, there can be no assurance that such insurance coverage is adequate to cover losses that we may sustain as a result thereof or that we will be able to procure coverage on commercially reasonable terms for such events in the future.

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We face expansion and acquisition risks

Our growth strategy includes integrating recently acquired businesses and expanding our broker network and physical presence. We have completed, and are actively pursuing, strategic acquisitions as part of our growth strategy, including the completed acquisition of Bellhart Marine Group, LLC and its affiliated entities (a marine service, refit, and mechanical services platform) and the recently completed acquisition of Apex Marine, which closed on May 13, 2026. These transactions involve significant risks, including challenges integrating operations, technology systems, and personnel, retaining key employees, assuming unknown or contingent liabilities, and potential diversion of management’s attention from our existing operations. We may also be required to record goodwill and other intangible assets that are subject to impairment testing on a regular basis and potential periodic impairment charges. In addition, we may not realize the anticipated benefits of these acquisitions, including expected synergies, cost savings, or revenue growth, and the costs of integrating acquired businesses may exceed our current estimates. Any of these factors could adversely affect our business, financial condition, and results of operations.

●	Integration of acquired businesses and teams
●	Unexpected costs or operational inefficiencies
●	Challenges in scaling systems, logistics, and customer service

To manage these risks, NXB conducts thorough due diligence and phased growth strategies to ensure successful expansion.

Risks Related to Regulatory & Compliance Challenges

Environmental and other regulatory issues impact our operations from time to time.

Our operations are subject to stringent federal, state and local laws and regulations governing such matters as finance & insurance, consumer protection, consumer privacy, escheatment, anti-money laundering, releases, discharges and emissions or other releases into the environment and environmental protection, human health and safety, and employment practices, including wage and hour and anti-discrimination legal requirements. These laws and regulations affect many aspects of our operations, such as requiring the acquisition and renewal of permits, licenses and other governmental approvals to conduct regulated activities, including the retail sale of recreational boats, restricting the manner in which we use, handle, store, recycle, transport and dispose of discarded substances and wastes, responding to and performing investigatory, remedial and corrective actions with respect to any discharges and emissions or other release of regulated substances, requiring capital and operating expenditures to construct, maintain and upgrade pollution control and containment equipment and facilities, imposing specific human health and safety criteria addressing worker protection, and imposing liabilities for failure to comply with applicable environmental or other legal requirements, pollution incidents or inappropriate payment or treatment of our workers with respect to our operations. The failure to satisfy those and other legal requirements could have a material adverse effect on our business, financial condition, and results of operations. In addition, failure to comply with those and other legal requirements, or with U.S. trade sanctions, the U.S. Foreign Corrupt Practices Act and other applicable laws or regulations could result in the assessment of damages, the imposition of sanctions including monetary penalties, changes to our processes, or a delay, suspension or cessation of our operations, as well as damage to our image and reputation, all of which could have a material adverse effect on our business, results of operations and financial condition.

Numerous governmental agencies, including OSHA, the EPA and similar federal agencies as well as analogous state and local agencies regulate and maintain enforcement authority over the operation of our locations, repair facilities, and other operations, with respect to matters such as consumer protection, human safety and environmental protection, including any contamination of or releases into ambient air, surficial and subsurface soils, surface water and groundwater. Marine engine manufacturers are subject to emissions standards imposed under the CAA, and the EPA has enacted a number of legal requirements imposing more stringent emissions standards for two-cycle, gasoline outboard marine engines. It is possible that regulatory bodies such as the EPA may impose more stringent emissions standards in the future for marine engines, including with respect to recreational use. Any increased costs of those manufacturers producing engines resulting from current or future EPA standards could be passed on to dealers in the retail recreational boat industry, such as ourselves, or could result in the inability of, or potential unforeseen delays by, these manufacturers to manufacture and make timely delivery of recreational boats to such dealers, which developments could have a material adverse effect on our business, results of operations and financial condition. Moreover, we cannot guarantee that would be able to pass any such increased costs on to our customers, and such increased costs could deter customer interest and otherwise adversely affect boating sales.

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As with companies in the marine retail industry generally, and parts and service operations in particular, our business involves the use, handling, storage, transportation and contracting for recycling or disposal of waste materials, including hazardous or toxic substances and wastes as well as environmentally sensitive materials, such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline, and diesel fuels. Laws and regulations regarding the prevention of pollution or remediation of environmental contamination generally apply regardless of whether we lease or purchase the land and facilities. Additionally, certain of our locations and/or repair facilities utilize USTs and ASTs, primarily for storing and dispensing petroleum-based products. Storage tanks in the United States are generally subject to financial responsibility requirements and testing, containment, upgrading and removal requirements under the RCRA, and its state law counterparts, as well as federal, state and local legal standards relating to investigation and remediation of contaminated soils, surface water and groundwater resulting from leaking tanks and associated inground lifts. We also may be subject to civil liability to third parties for remediation costs or other damages if our owned or operated tanks leak or leakage migrates onto the property of others.

We are subject to regulation by federal, state, and local authorities establishing investigatory, remedial, human health and environmental quality standards and imposing liability related thereto, which liabilities may include sanctions, including monetary penalties for violations of those standards. Certain of our locations and/or repair facility properties have been operated in the past by third parties whose use, handling and disposal of petroleum-based products or wastes were not under our control. Given the strict liability nature of environmental laws, we may be liable for the remediation of such past releases notwithstanding that our operations did not cause or contribute to the contamination.

We also are subject to laws, ordinances, and regulations governing investigation and remediation of contamination at facilities we operate or to which we send hazardous or toxic substances or wastes for treatment, recycling, or disposal. In particular, CERCLA, also known as the Superfund law, and analogous state laws, impose strict joint and several liability on generators, transporters, disposers and arrangers of hazardous substances at sites where hazardous substance releases have occurred or are threatening to occur.

A majority of states have adopted Superfund laws comparable to and, in some cases, more stringent than CERCLA. If we were to be found to be a responsible party under CERCLA or a similar state statute, we could be held liable for all investigative and remedial costs associated with addressing such contamination as well as for natural resource damages. In addition, claims alleging personal injury or property damage may be brought against us as a result of alleged exposure to hazardous substances resulting from our operations. Moreover, certain of our locations are located on waterways that are subject to federal laws, including the Clean Water Act and the OPA, as well as analogous state laws regulating navigable waters, oil pollution (including prevention and cleanup of the same), adverse impacts to fish and wildlife, and other matters. For example, under the OPA, owners and operators of vessels and onshore facilities may be subject to liability for removal costs and damages arising from an oil spill in waters of the United States.

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We could be required to conduct remediation in the future in accordance with applicable state and federal standards in the cleanup of petroleum hydrocarbons or other substances or wastes released on, under or from properties owned or leased by us, including some of our properties that were previously used as gasoline service stations. We may also be required in the future to remove USTs, ASTs and inground lifts containing petroleum-based products and hazardous or toxic substances or wastes should they represent a risk of release or threatened release into the environment. Historically, our costs of compliance with these investigatory, remedial and monitoring requirements have not had a material adverse effect on our results of operations; however, there can be no assurance that such costs will not be material in the future or that such future compliance will not have a material adverse effect on our business, results of operation and financial condition. We also may have additional storage tank liability insurance and other insurance coverage with respect to pollution-related liabilities where available, but such coverages may be insufficient to address such liabilities. Environmental laws and regulations are comprehensive and subject to frequent change. Compliance with amended, new, or more stringent laws or regulations, more strict interpretations of existing laws, or the future discovery of environmental conditions may require additional expenditures by us, and such expenditures may be material.

Additionally, certain states have imposed legal requirements or are considering the imposition of such requirements that would obligate buyers and/or operators of recreational boats to obtain a license in order to operate such boats. These requirements could discourage potential buyers of recreational boats, thereby limiting future sales and adversely affecting our business, financial condition, and results of operations.

Furthermore, the Patient Protection and Affordable Care Act increased our annual employee health care costs that we fund, and significantly increased our cost of compliance and compliance risk related to offering health care benefits.

Moreover, adverse changes in labor policy could lead to increased unionization efforts, which could lead to higher labor costs, disrupt our locations operations, and adversely affect our business, results of operations and financial condition.

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We have established online marketplaces and a failure in such online operations, security breaches and cybersecurity risks could disrupt our business and lead to reduced sales and growth prospects and reputational damage.

Consumers are increasingly embracing shopping online and through mobile commerce applications. However, consumer preferences and e-commerce buying trends could change, and we may be vulnerable to additional risks and uncertainties associated with online sales, including rapid changes in technology, website downtime and other technical failures, security breaches, cyber-attacks, consumer privacy concerns, changes in state tax regimes and government regulation of internet activities. Online marketplaces may also increase our access to sensitive, confidential or personal data or information that is subject to data privacy and information security laws and regulations. Our failure to successfully respond to these risks and uncertainties could reduce our online sales, increase our costs, diminish our growth prospects, damage our brands, and subject us to regulatory fines or investigations, which could negatively impact our operations and stock price. In addition, there is no guarantee that we will be able to successfully expand our online platforms. Our competitors may have e-commerce businesses that are substantially larger and more developed than ours, which could place us at a competitive disadvantage. If we are unable to expand our online platforms, our growth plans could suffer, and the price of our common stock could decline.

As NXB expands its digital platforms, CRM system, and financing operations, protecting sensitive customer and transaction data becomes increasingly critical. A cyberattack, data breach, or system failure could disrupt operations and lead to financial losses, regulatory scrutiny, or reputational harm. We believe NXB invests in strong cybersecurity measures and risk management protocols to safeguard its technology infrastructure.

We may be exposed to lawsuits from time to time, which could affect us adversely.

As a company operating in boat sales, financing, and repossession, NXB may be exposed to potential lawsuits, contract disputes, and regulatory enforcement actions. Legal matters related to consumer protection, financing terms, repossession practices, or employment issues could arise. While we believe that the Company maintains strong legal compliance measures to minimize exposure, such exposure to litigation could affect our reputation adversely and come with costly compliance costs.

We are currently subject to the following pending legal proceedings: (i) Carl Austin Rosen v. Off The Hook Yacht Sales NC, LLC et al (Case No. 2024-004493-CA-01), pending in Miami-Dade County, Florida, in which the plaintiff alleges he was fraudulently induced into purchasing a $2.6 million yacht; the court has denied the plaintiff’s motion for leave to assert a claim for punitive damages against the Company and its employee, and the action is currently stayed pending the appeal of that order by a co-defendant; the Company denies all wrongdoing and intends to actively defend itself; (ii) Reistad et al. v. Off The Hook YS, Inc., Case No. 9:26-cv-80230 (S.D. Fla., filed March 5, 2026), in which three former employees assert claims for breach of their employment agreements, breach of the implied covenant of good faith and fair dealing, and breach of a Stock Purchase Agreement, and, as to one plaintiff, retaliation under the Florida Private Whistleblower Act; the plaintiffs seek unpaid severance and other compensation and the issuance of 100,000 shares of common stock or, in the alternative, damages equal to the fair market value of those shares; the Company believes it terminated the plaintiffs for cause, denies the remaining allegations, and intends to fully defend the matter; and (iii) OneWater Marine Inc. v. Off The Hook YS Inc. et al, pending in Palm Beach County and Broward County, Florida, asserting tortious interference with contract; the Company has filed its answer and intends to fully defend the matter. An adverse outcome in any of these proceedings could have a material adverse effect on our financial condition, results of operations, or cash flows.

Our disclosure controls and procedures were not effective as of June 30, 2026, and we cannot guarantee that we will be able to remediate this weakness in a timely manner.

Our Chief Executive Officer and Chief Financial Officer concluded that, as of June 30, 2026, our disclosure controls and procedures were not effective at a reasonable assurance level due to aspects of our disclosure control framework that are still being formalized and documented. As a newly public company, we are in the process of designing and implementing disclosure controls and procedures to comply with Exchange Act requirements. If we are unable to remediate these deficiencies in a timely manner, or if additional deficiencies arise, we may be unable to accurately report our financial results, which could lead to restatements, regulatory actions, loss of investor confidence, and a decline in our stock price.

Risks Related to Intellectual Property

A significant portion of our intellectual property is not protected through patents or formal copyright registration. As a result, we do not have the full benefit of patent or copyright laws to prevent others from replicating our products, product candidates, and brands.

NXB utilizes proprietary sales processes, technology, and customer data management tools to optimize operations. However, there is no guarantee that competitors won’t attempt to replicate certain strategies. While NXB does not rely on patents, maintaining trade secrets and operational know-how is essential to protecting its competitive advantage.

We have not protected our intellectual property rights through patents or formal copyright registration, and we do not currently have any issued patents. We have one patent application pending relating to our CRM inventory-control system. There can be no assurance that any patent will issue or if issued that the patent will protect our intellectual property. As a result, we may not be able to protect our intellectual property and trade secrets or prevent others from independently developing substantially equivalent proprietary information and techniques or from otherwise gaining access to our intellectual property or trade secrets. In such an instance, our competitors could produce products that are nearly identical to ours resulting in us selling less products or generating less revenue from our sales.

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Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets, know-how and technology, which are not protected by patents, to protect the intellectual property behind our electric powertrain and for the construction of our boats. We have recently begun to use confidentiality agreements with our collaborators, employees, consultants, outside collaborators and other advisors to protect our proprietary technology and processes. We intend to use such agreements in the future, but these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may need to defend ourselves against patent, copyright or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

The status of the protection of our intellectual property is unsettled, as we do not have any issued patents or registered copyrights for our intellectual property, although we hold registered trademarks and have a patent application pending relating to our CRM inventory-control system. Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks, or other proprietary rights that would prevent, limit, or interfere with our ability to market, sell, service, or finance boats and yachts, operate our proprietary technology platforms, or use third-party components and services, which could make it more difficult for us to operate our business. If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling, offering or using products or services that incorporate the allegedly infringed intellectual property;

●	obtain a license from the holder of the infringed intellectual property, which may not be available on commercially reasonable terms or at all;

●	modify our services to avoid infringement, which could be costly or impracticable; or

●	pay damages, including potentially treble damages for willful infringement, and costs and attorneys’ fees.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

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We may be unable to adequately maintain, enforce, and protect our intellectual property rights and we may be accused of infringing the intellectual property rights of third parties, which could have a material adverse effect on our business, financial condition, and operations.

It is possible that competitors or other third parties may attempt to unlawfully copy, obtain or otherwise use our trade names, trademarks, patents, or other intellectual property or proprietary information without our consent. We take commercially reasonable measures designed to identify and protect our intellectual property. However, monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken may not be sufficient to effectively prevent third parties from infringing, misappropriating, diluting or otherwise violating our intellectual property rights. From time to time, we may be compelled to protect our intellectual property, which may involve litigation. Such litigation may be time-consuming and expensive and could result in the impairment or loss of the intellectual property involved. There is no guarantee that the steps we take to protect our intellectual property, including litigation, when necessary, will be successful.

We cannot assure that our intellectual property rights will be effectively utilized, maintained, or, if necessary, successfully enforced against third parties. There is a risk that we will not be able to obtain and perfect our own intellectual property rights, or, where appropriate, license from others intellectual property rights. Our intellectual property rights, and any additional rights we may obtain in the future, may be invalidated, circumvented or challenged, and the legal costs necessary to protect our intellectual property rights could be significant. Our failure to obtain registered intellectual property rights, or maintain or successfully assert intellectual property rights could harm our competitive position and could have a material adverse effect on our financial condition, results of operations and cash flows.

We may also be subject to infringement, misappropriation, dilution, or other violation complaints from others asserting our use of intellectual property rights owned or alleged to be owned by third parties. Litigation related to such claims, whether or not meritorious, may result in injunctions against us or the payment of damages. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert our resources and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have a material adverse effect on our business, operations, and financial condition.

We may not successfully integrate acquired businesses, which could adversely affect our operations and financial results.

We have recently completed the acquisitions of Apex Marine and Bellhart Marine Group. Integrating acquired businesses involves significant risks, including difficulties in combining operations, technology systems, and personnel; retention of key employees; assumption of unknown or contingent liabilities; and potential diversion of management’s attention from existing operations. We may also be required to record goodwill and other intangible assets that are subject to impairment testing and potential periodic impairment charges. If we are unable to successfully integrate acquired businesses, or if acquisitions do not perform as expected, our business, financial condition, and results of operations could be materially adversely affected. In addition, we may not realize the anticipated benefits of our acquisitions, including expected synergies, cost savings, or revenue growth, and the costs of integration may exceed our current estimates.

Risks Relating to This Offering

The Company is a holding company with no operations of its own, and it depends on its operating subsidiary for cash to fund all of its operations and expenses, including to make future dividend payments, if any.

Our operations are conducted entirely through our operating subsidiary, and our ability to generate cash to fund operations and expenses, to pay dividends or to meet debt service obligations is highly dependent on the earnings and the receipt of funds from our affiliates through dividends or intercompany loans. Deterioration in the financial condition, earnings or cash flow of the Company and its affiliates for any reason could limit or impair their ability to pay such distributions.

Additionally, to the extent that the Company needs funds, and its affiliates are restricted from making such distributions under applicable law or regulation or under the terms of our financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect our business, financial condition, results of operations, and cash flows.

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An active and liquid trading market for our Common Stock may not develop.

An active and liquid trading market for our common stock may not develop or be maintained after this offering. Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. The offering price will be negotiated between us and the underwriter, and may not be indicative of the market price of our common stock after this offering. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price paid by you in the offering.

The price of our Common Stock may be volatile, and purchasers of our Common Stock could incur substantial losses.

Our share price may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the offering price. The market price for our common stock will be influenced by many factors, including, but not limited to:

●	the success of our staffing arrangements and the marketing of our services;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the industries in which we compete and issuance of new or changed securities;
●	analysts’ reports or recommendations;
●	the failure of securities analysts to cover our common stock after this offering or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our common stock;
●	the issuance of any additional securities of ours;
●	investor perception of our company and of the industry in which we compete; and
●	general economic, political, and market conditions.

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Sales of shares by selling stockholders in this offering may negatively affect the market price of our Common Stock.

Certain of our directors, officers and other insiders are selling shares of our common stock in this offering. Sales by these selling stockholders, or the perception that such sales may occur, could create downward pressure on the market price of our common stock. Additionally, investors may view insider sales as a negative signal regarding the future prospects of our Company, which could adversely affect the trading price of our common stock. Furthermore, the sale of a significant number of shares by insiders in this offering could reduce the market’s confidence in our stock and make future capital raises more difficult or available only on less favorable terms.

A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

All of the Company Shares and Selling Stockholder Shares being sold in the underwritten offering will be freely tradable without restrictions or further registration under the federal securities laws unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. A substantial portion of the remaining shares of common stock issued and outstanding upon the closing of this offering may constitute “restricted securities,” as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the United States public market only if registered or if they qualify for an exemption from registration, including by reason of Rule 144 or Rule 701 under the Securities Act. Holders of restricted common stock may resell those shares only after satisfying the applicable holding-period, current public-information, volume, manner-of-sale and notice requirements under Rule 144, as applicable, and after expiration of any applicable lock-up agreements described under “Underwriting.” Under the lock-up agreements for this offering, the Company and our directors and executive officers are generally subject to a 90-day lock-up following the closing of this offering, while other securityholders are generally subject to a six-month lock-up, in each case subject to customary exceptions and any earlier release by ThinkEquity. Additionally, we intend to register all our common stock that we may issue under our employee benefit plans. Once we register these shares of common stock, they can be freely sold in the public market upon issuance, unless pursuant to their terms these share awards have transfer restrictions attached to them. Sales of a substantial number of shares of our common stock, or the perception in the market that the holders of a large number of shares intend to sell their common stock, could reduce the market price of our common stock.

Resales of Warrant Shares underlying the MarineMax Warrants may adversely affect the market price of our Common Stock and dilute existing holders.

MarineMax may resell from time to time up to 1,250,000 Warrant Shares registered under this prospectus in separate transactions. These resales, or the perception that such sales may occur, could increase the supply of securities available for sale and place downward pressure on the market price of our common stock. Any exercise of the MarineMax Warrants would increase the number of shares outstanding and could dilute the ownership and voting interests of existing stockholders. The timing and amount of any resales or exercises will depend on vesting, market conditions and other factors.

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our common stock is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of the offering, and the concentrated ownership of our common stock among our executive officers, directors, and greater than 5% stockholders. As a result of our small public float, our common stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;
●	changes in financial or operational estimates or projections;
●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and
●	general economic or political conditions in the United States or elsewhere.

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In addition, the stock market in general, and the stocks of companies in the marine and recreational boating industries in particular, have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our common stock after the offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenue in a fiscal year, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our common stock to be less attractive as a result, there may be a less active trading market for our common stock, and their trading prices may be more volatile.

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We have broad discretion in the use of our net proceeds from the Common Stock sold in the Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our operating results or enhance the value of our common stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure of our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our net proceeds from this offering in a manner that does not produce income, or that loses value. See “Use of Proceeds” in this prospectus.

We do not intend to pay dividends on our Common Stock and consequently, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We do not plan to declare dividends on shares of our common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if the market price of our common stock appreciates, which may not occur, and you sell your common stock at a profit. There is no guarantee that the price of our common stock that will prevail in the market after this offering will ever exceed the price that you pay for the common stock.

If we are unable to obtain or maintain adequate research coverage, or if securities industry analysts publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We currently have limited research coverage and may never obtain additional or sustained research coverage by securities industry analysts. If securities industry analysts do not maintain or expand coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise report on us unfavorably, or discontinue coverage of us, the market price and market trading volume of our common stock could be negatively affected.

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Future issuances of debt securities, which would rank senior to our Common Stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

●	the expected growth of our business and our operations, and the capital resources needed to progress our business plan;

●	projected and targeted capital expenditures and other costs, commitments and revenue;

●	the ability to obtain financing and the terms under which such financing may be available;

●	our ability to retain key personnel, including the continued development of a sales and marketing infrastructure;

●	other competitive pressures;

●	cost of compliance with laws and regulations;

●	environmental liabilities;

●	other risk factors discussed in the “Risk Factors” section of this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate, and financial trends that we believe may affect our business, financial condition, results of operations, and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties, and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise.

In addition, statements like “we believe,” and similar statements reflect our beliefs and opinions on the relevant subject at the time the statement was made. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon them.

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INDUSTRY AND OTHER DATA

This prospectus contains industry, market, and competitive position data from our internal estimates and research, industry and general publications, research surveys, and studies conducted by third parties. Industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based on information obtained from trade and business organizations and other contacts in the markets we operate and our management’s understanding of industry conditions. While we believe each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, an independent source has verified neither such research nor definitions.

The industry in which we operate is subject to risks and uncertainties due to various factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of the 3,400,000 Company Shares in the underwritten offering will be approximately $15,475,000, assuming a public offering price of $5.00 per share and after deducting $1,190,000 of underwriting discounts and commissions and $335,000 of estimated offering expenses. Before estimated offering expenses, the proceeds to us would be approximately $15,810,000. If the representative’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $18,235,000, assuming a public offering price of $5.00 per share and after deducting $1,400,000 of underwriting discounts and commissions and $365,000 of estimated offering expenses. Before estimated offering expenses, the proceeds to us would be approximately $18,600,000. We will not receive any proceeds from the sale of the 600,000 Selling Stockholder Shares or from MarineMax’s resale of the MarineMax Warrants or Warrant Shares. The Selling Stockholders will receive all of the net proceeds from the sale of the Selling Stockholder Shares offered by them under this prospectus, after deducting underwriting discounts and commissions payable by the Selling Stockholders. If any MarineMax Warrants are exercised for cash, we will receive the applicable cash exercise proceeds; if the MarineMax Warrants are exercised on a net or cashless basis, we will not receive cash proceeds. Any cash exercise proceeds would be available for general corporate purposes and are not included in the proceeds estimates for the underwritten offering.

The principal purposes of the underwritten offering are to obtain additional capital to support our operations and facilitate our future access to the public capital markets. We currently anticipate that we will use the net proceeds from the underwritten offering, together with our existing resources, as follows. Any cash exercise proceeds received upon exercise of the MarineMax Warrants would be available for general corporate purposes, but we cannot predict whether any such proceeds will be received.

●	a portion of the net proceeds to service our $60 million floorplan facility;

●	a portion of the net proceeds for advertising and marketing of our inventory;

●	the balance for working capital.

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We believe opportunities may exist from time to time to expand our current business through acquisitions of, or investments in, complementary businesses, products or technologies. While we currently have no agreements or commitments to complete any such transaction at this time, we may use a portion of the net proceeds for these purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering together with our existing cash and grant funding balances will be sufficient to fund our operating expenses and capital expenditure requirements for at least 12 months from the closing of this offering. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner that we currently expect. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade instruments and U.S. government securities.

DIVIDEND POLICY

We presently intend to retain our earnings, if any, to finance the development and growth of our business and operations and do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.

Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2026, as follows:

● on an actual basis;

● on a pro forma as adjusted basis to give effect to the Company’s issuance of an aggregate of 58,767 shares of common stock upon the vesting and settlement of previously granted restricted stock units on July 13, 2026.

● on a pro forma as adjusted basis to give further effect to our issuance and sale of 3,400,000 shares of our common stock in the underwritten offering at an assumed public offering price of $5.00 per share, after deducting $1,190,000 of estimated underwriting discounts and commissions and $335,000 of estimated offering expenses.

The capitalization table does not give effect to any issuance or exercise of the MarineMax Warrants or the issuance of any Warrant Shares, and any cash exercise proceeds from the MarineMax Warrants are not included in the table.

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	As of June 30, 2026
		Pro Forma	Pro Forma
	Actual	as Adjusted	as Adjusted
	(unaudited)	(unaudited) (1)	(unaudited) (2)
Cash and cash equivalents	$7,737,601	$7,737,601	$23,212,601
Debt	61,740,805	61,740,805	61,740,805
Stockholders’ equity:
Common shares, $0.001 par value per share, 100,000,000 shares authorized, 25,084,128 common shares issued and outstanding on an actual basis as of June 30, 2026; 28,542,895 common shares issued and outstanding on a pro forma as adjusted for this offering;	25,084	25,143	28,543
Additional paid-in capital	23,723,649	23,723,590	39,195,190
Common stock payable	350,000	350,000	350,000
Accumulated deficit	(11,840,024)	(11,840,024)	(11,840,024)
Non-controlling interest	(200,607)	(200,607)	(200,607)
Total stockholders’ equity	$12,058,102	$12,058,102	$27,533,102
Total capitalization	$73,798,907	$73,798,907	$89,273,907

(1)	The as adjusted balance sheet data set forth in the table above gives effect to the Company issued an aggregate of 58,767 shares of common stock upon the vesting and settlement of previously granted restricted stock units on July 13, 2026.

(2)	The as adjusted balance sheet data set forth in the table above gives effect to the sale of shares in this offering, based upon the assumed public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and $335,000 of estimated offering expenses.

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 25,142,895 shares of our Common Stock outstanding as of the date of this prospectus, and excludes:

●	6,000,000 shares of our Common Stock reserved under our First Amended and Restated 2025 Equity Incentive Plan (the “2025 Plan”) for future issuance;
●	up to 285,714 shares issuable upon conversion of the Greentree convertible note at a conversion price of $1.785;
●	100,000 shares issuable upon exercise of Greentree warrants at an exercise price of $1.785;
●	up to 1,250,000 Warrant Shares issuable upon exercise of the MarineMax Warrants at exercise prices ranging from $3.25 to $7.00 per share (weighted average exercise price of $4.95 per share assuming the 1,250,000-share cap is reached), which are being registered for resale by MarineMax and are subject to vesting and other terms of the Warrant Agreement;
●	3,255,100 shares issuable upon vesting and settlement of unvested restricted stock units outstanding as of August 24, 2026;
●	10,000 shares issuable upon exercise of stock options, all of which vested immediately, at a weighted average exercise price of $2.54 per share;
●	up to 230,000 shares of Common Stock issuable upon the exercise of the Representative’s Warrants at an exercise price of $6.25 per share, including shares issuable upon exercise of the Representative’s over-allotment option.

SELLING STOCKHOLDERS AND SELLING SECURITYHOLDERS

The following table sets forth certain information with respect to the Selling Stockholders and Selling Securityholders as of August 24, 2026, except that information regarding MarineMax is as of August 20, 2026. The existing Selling Stockholders are offering an aggregate of 600,000 shares of common stock in the underwritten offering. We are registering for resale by MarineMax up to 1,250,000 Warrant Shares in separate resale transactions that are not part of the underwritten offering. We will not receive any proceeds from the sale of the Selling Stockholder Shares or from MarineMax’s resale of the Warrant Shares.

The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder or Selling Securityholder as of August 24, 2026, including, for MarineMax, any Common Stock and Warrant Shares deemed beneficially owned under Rule 13d-3, subject to the applicable beneficial ownership limitation. The third column lists the maximum number of shares or securities being offered by this prospectus; for MarineMax, the amount includes up to 1,250,000 MarineMax Warrants and up to 1,250,000 Warrant Shares. The fourth and fifth columns list the number and percentage of shares of common stock to be beneficially owned after giving effect to the applicable offering, assuming all securities offered are sold or exercised, as applicable.

Name of Selling Stockholder or Selling Securityholder	Shares and Securities Beneficially Owned Prior to the Offering	Maximum Number of Shares and Securities Being Offered	Shares and Securities Beneficially Owned After the Offering	Percentage Owned After the Offering
Jason Ruegg (1)	13,239,750	270,000	12,969,750	45.4%
Brian John	1,096,667	150,000	946,667	3.3%
Andrew Simmons	1,205,000	150,000	1,055,000	3.7%
Chad Corbin	33,767	30,000	3,767	*

(1)	Consists of 2,518,750 shares of common stock held by Mr. Ruegg directly and 10,721,000 shares of common stock held by Mr. Ruegg through Ruegg Capital Group Inc., of which Mr. Ruegg is the 100% owner.
*	Represents less than 1% of the shares of common stock outstanding after the offering.

The existing Selling Stockholders named above acquired their shares prior to or in connection with the Company’s initial public offering or through compensatory arrangements. The Selling Stockholders have entered into an underwriting agreement with ThinkEquity LLC in connection with the sale of the Selling Stockholder Shares in the underwritten offering. The Selling Stockholders will bear the underwriting discounts and commissions attributable to their respective sales of Selling Stockholder Shares. Notwithstanding the lock-up agreements described under “Underwriting,” the lock-up restrictions shall not restrict the sale of the Selling Stockholder Shares in the underwritten offering. The Company has agreed to issue the MarineMax Warrants to MarineMax as additional consideration under the Partnership Agreement, and the Warrant Shares will be issuable upon exercise of the MarineMax Warrants. MarineMax may resell the MarineMax Warrants and Warrant Shares from time to time in separate resale transactions under this prospectus. Those transactions are not covered by the underwriting agreement with ThinkEquity, and MarineMax will bear any commissions, discounts and similar expenses attributable to its resales. Any restrictions applicable to MarineMax will be set forth in the Warrant Agreement.

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DILUTION

You should read the following dilution information together with the “Capitalization” section above and the financial statements incorporated by reference. If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in the underwritten offering and the net tangible book value per share of common stock upon completion of the underwritten offering. Dilution results from the fact that the public offering price per share is substantially in excess of the net tangible book value per share attributable to the existing stockholders for our presently outstanding shares of common stock. The following dilution information reflects only the Company Shares being sold by the Company in the underwritten offering and does not reflect the Selling Stockholder Shares, the MarineMax Warrants or the Warrant Shares. We will not receive any proceeds from the sale of the Selling Stockholder Shares or from MarineMax’s resale of the MarineMax Warrants or Warrant Shares. Shares sold by the Selling Stockholders are already included in our outstanding share count and therefore do not contribute to dilution ; however, exercise of the MarineMax Warrants for common stock would increase the number of shares outstanding and could dilute existing holders.

Our net tangible book value as of June 30, 2026 was $5,985,478. For purposes of this dilution analysis, based on 25,142,895 shares outstanding after giving effect to the 58,767 shares issued upon settlement of restricted stock units on July 13, 2026, net tangible book value per share is approximately $0.238. Net tangible book value represents the amount of our total combined tangible assets, less the amount of our total combined liabilities. Dilution is determined by subtracting the net tangible book value per share of common stock (as adjusted for the offering) from the public offering price per share . The calculations below give effect to $1,190,000 of underwriting discounts and commissions and $335,000 of estimated offering expenses in the no-overallotment scenario, and $1,400,000 of underwriting discounts and commissions and $365,000 of estimated offering expenses in the full-overallotment scenario.

After giving effect to the sale of 3,400,000 shares of our common stock offered by us in this offering at an assumed public offering price of $5.00 per share, after deducting $1,190,000 of underwriting discounts and commissions and $335,000 of estimated offering expenses, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $21,460,478, or approximately $0.752 per outstanding share of common stock. This represents an immediate increase in net tangible book value of approximately $0.514 per share of common stock to the existing stockholders, and an immediate dilution in net tangible book value of approximately $4.248 per share to investors purchasing the common stock in this offering. If the representative exercises its over-allotment option in full, after deducting $1,400,000 of underwriting discounts and commissions and $365,000 of estimated offering expenses, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $24,220,478, or approximately $0.831 per outstanding share of common stock. This represents an immediate increase in net tangible book value of approximately $0.593 per share of common stock to the existing stockholders, and an immediate dilution in net tangible book value of approximately $4.169 per share to investors purchasing the common stock in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Over-allotment option not exercised	Over-allotment option exercised in full

Assumed public offering price per share	$5.000	$5.000
Net tangible book value per Common Share as of June 30, 2026	$0.238	$0.238
As adjusted net tangible book value per share attributable to payments by new investors	$0.514	$0.593
As adjusted net tangible book value per share immediately after this offering	$0.752	$0.831
Amount of dilution in net tangible book value per share to new investors in the offering	$4.248	$4.169

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per share, would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $3.13 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $4.60 million, assuming the assumed initial public offering price of $5.00 per share remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The following tables summarize, on an as adjusted basis as of August 24, 2026, the differences between the existing stockholders and the new investors with respect to the number of shares of our common stock purchased from us, the total consideration paid and the weighted average price per share before deducting the estimated underwriting discounts, non-accountable expense allowance, and offering expenses payable by us.

						Average
Over-allotment	Shares of Common Stock					price per
option not	purchased		Total consideration			ordinary
exercised	Number	Percent	Amount	Percent		shares
Existing shareholders	25,142,895	88.09%	$		%	$
New investors	3,400,000	11.91%	$			$
Total	28,542,895	100.00%	$	100.00%		$

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with “Summary Financial Data,” the financial information incorporated by reference under “Information Incorporated by Reference,” and the other information in this prospectus. To avoid duplicative disclosure, the detailed discussion of our results for the years ended December 31, 2025 and 2024 is incorporated by reference from Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the detailed discussion of our results for the six months ended June 30, 2026 and 2025 is incorporated by reference from Item 2 of our Quarterly Report on Form 10-Q for the six months ended June 30, 2026. We do not reproduce those discussions or the related financial statements and notes here. The discussion below focuses on material developments since those reporting periods, current liquidity, the offering and other matters material to investors. This section contains forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Actual results and the timing of selected events could differ materially from those anticipated. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Recent Developments and Current Liquidity

Acquisitions and Other Developments. On May 13, 2026, we completed the acquisition of Apex Marine, LLC, Apex Marine Sales, LLC and Apex Marine Stuart, LLC. On May 22, 2026, we completed the acquisition of Bellhart Marine Group, LLC and its affiliated entities. Following the June 30, 2026 reporting period, we issued 58,767 shares of common stock upon the vesting and settlement of previously granted restricted stock units. The Company continues to integrate the acquired operations and evaluate related financing, facilities and personnel requirements.

MarineMax Partnership. On June 25, 2026, we entered into a five-year Strategic Partnership and Revenue Sharing Agreement with MarineMax, Inc. The parties will collaborate on pre-owned vessel transactions, financing, insurance and related services through the NextBoat AI Platform. MarineMax will use commercially reasonable efforts to prioritize us as a preferred wholesale buyer, and we agreed to issue MarineMax warrants to purchase up to 1,250,000 shares of common stock at exercise prices ranging from $3.25 to $7.00 per share, subject to vesting and the Warrant Agreement. See “Description of MarineMax Warrants.”

Offering Effects. We are offering 3,400,000 Company Shares at an assumed public offering price of $5.00 per share, and existing Selling Stockholders are offering 600,000 additional shares. Before estimated offering expenses, the estimated proceeds to us are approximately $15,810,000, or approximately $18,600,000 if the representative exercises its over-allotment option in full. The Company will not receive proceeds from the Selling Stockholder Shares or from MarineMax’s resales; any cash exercise proceeds from MarineMax Warrants would be additional and cannot be predicted.

Current Liquidity. As of June 30, 2026, we had approximately $7.7 million of cash, $60.4 million of inventory and $51.6 million of floorplan notes payable. Current liabilities were approximately $68.5 million, and working capital was approximately $3.0 million. Our liquidity depends substantially on inventory turnover, collections, access to floorplan facilities and the availability of other financing.

Debt and Financing. Our floorplan borrowings are repaid as inventory is sold. We also have acquisition-related and other debt, including a $2.0 million RLLT Capital inventory loan bearing interest at 15.0% per annum and maturing on the earlier of 180 days after funding or the sale of the applicable boat. On July 6, 2026, the Company repaid the note in full. We expect to continue pursuing institutional and other financing to support inventory and operations, but financing may not be available on acceptable terms.

Litigation. Material proceedings include the Rosen, Reistad and OneWater matters described under “Legal Proceedings.”

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	June 30, 2026	June 30, 2025	$ Change
Net (loss) income	$(5,537,197)	$843,615	$(6,380,812)
Interest expense – other	521,484	172,561	348,923
Income tax expenses	1,150	-	1,150
Depreciation and amortization	321,838	123,210	198,628
Stock-based compensation	3,450,924	-	3,450,924
Non-recurring expense	701,008	-	701,008
Adjusted EBITDA	$(540,793)	$1,139,386	$(1,680,179)

	June 30, 2026	December 31, 2025	$ Change
Cash	$7,737,601	$12,428,774	$(4,691,173)
Current assets	71,431,525	39,875,396	31,556,129
Current liabilities	68,480,920	30,870,236	37,610,684
Working capital	$2,950,605	$9,005,160	$(6,054,555)

	For the Six Months Ended
	June 30, 2026	June 30, 2025	$ Change
Net cash used in operating activities	$(18,091,195)	$(218,709)	$(17,872,486)
Net cash used in investing activities	(3,878,218)	(167,297)	(3,710,921)
Net cash provided by financing activities	17,278,240	582,082	16,696,158
Net change in cash	(4,691,173)	196,076	(4,887,249)

	Payments Due by Period as of June 30, 2026
	Total	Less Than 1 Year	1-3 Years	4-5 Years	More Than 5 Years
Long-term debt (1)	$5,232,677	$1,969,226	$1,432,785	$1,819,981	$10,685
Operating leases (2)	25,509,574	1,827,924	9,827,257	2,477,012	11,377,381
Total	$30,742,251	$3,797,150	$11,260,042	$4,296,993	$11,388,066

Off-Balance-Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of June 30, 2026 and December 31, 2025.

Critical Accounting Policies and Accounting Pronouncements

For critical accounting policies, significant judgments and estimates, and recent accounting pronouncements, see the corresponding disclosures in Item 7 and Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Item 2 and Item 1 of the Quarterly Report on Form 10-Q for the six months ended June 30, 2026, each incorporated by reference. We do not repeat those discussions here.

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BUSINESS

Overview

NextBoat Inc. is an AI-enabled, vertically integrated marine marketplace focused on buying, selling and wholesaling pre-owned boats and yachts, with complementary businesses in new-boat sales, brokerage, financing, servicing, storage and marine asset recovery. The Company operates through a national broker and dealer network, eight locations and its proprietary NextBoat AI Platform and CRM, which support valuation, inventory sourcing, bidding, transaction management and lead generation. As of July 27, 2026, the Company had 97 full-time employees and approximately 111 brokers.

Corporate Structure and Background

NextBoat Inc. is a Nevada holding company formed on January 3, 2025 and formerly known as Off The Hook YS Inc. The Company completed the reorganization associated with its 2025 initial public offering and rebranded as NextBoat Inc. on May 19, 2026, with ticker symbol NXB effective May 29, 2026. Current operations are conducted through Off The Hook Yacht Sales NC, LLC; Azure Funding, LLC; OTH Marine Asset Recovery LLC; Autograph Yacht Group Inc.; Apex Marine, LLC, Apex Marine Sales, LLC and Apex Marine Stuart, LLC; Bellhart Marine Group, LLC and its affiliated entities; and OTH MD, LLC. OTH Simon Marine YF, LLC, formerly the Boat Center, was liquidated effective February 10, 2026. See the Annual Report on Form 10-K and Exhibit 21.1 to this registration statement for additional organizational and subsidiary information.

1.	Holders of equity interests (the “OTH Owners”) in the entities listed below (the “OTH Companies” and each an “OTH Company”) consolidated their ownership interests in the OTH Companies under the Company. Upon completion of the consolidation, the OTH Owners collectively owned 100% of the issued and outstanding shares of common stock of the Company, and each OTH Company became a wholly owned subsidiary of the Company:

	●	Off the Hook Yacht Sales NC, LLC, a North Carolina limited liability company;
	●	Azure Funding, LLC, a North Carolina limited liability company; and
	●	OTH Simon Marine YF LLC, a North Carolina limited liability company.

2.	Pursuant to the Amended and Restated Agreement for the Purchase and Sale of Capital Stock (the “Amended SPA”), the OTH Owners sold to Off The Hook Acquisition Corp, a Florida corporation (“OTH FL”), shares of common stock of the Company representing 25% of the Company’s then-issued and outstanding shares (the “Transferred Securities”) for $3 million, paid by OTH FL directly to the OTH Owners. The shares held by OTH FL were subject to a 180-day lock-up period commencing on November 14, 2025, the IPO closing date; that lock-up period has since expired.

3.

After the consolidation of the OTH Companies and the transaction under the Amended SPA, but before the closing of our initial public offering, the OTH Owners collectively held 75% and OTH FL held 25% of the Company’s then-outstanding shares. Following the offering — which included the sale of 3,750,000 newly issued shares — and subsequent equity awards, ownership has been further diluted; see “Security Ownership of Certain Beneficial Owners and Management” for current holdings.

4. In January 2025, the Company formed Autograph Yacht Group Inc. as an additional wholly owned subsidiary, expanding the Company’s dealer and brand-partnership operations alongside its original brokerage and financing businesses.

5. On May 19, 2026, the Company rebranded as NextBoat Inc. and, effective May 29, 2026, changed its trading symbol on the NYSE American from “OTH” to “NXB,” reflecting its evolution into an AI-powered marine marketplace platform. Off The Hook Yachts continues to operate as a division of NextBoat focused on B2B dealer transactions and inventory liquidation.

Current Products and Services

Our current operations include (i) buying, selling, wholesaling and brokering new and pre-owned boats and yachts; (ii) instant-offer and lead-generation activities through WeBuyBoats.com; (iii) financing and lending through Azure Funding; (iv) repair, maintenance, refit, storage and hauling services through OTH Yacht Services, Apex Marine and Bellhart; (v) marine asset recovery and remarketing; and (vi) premium brokerage through Autograph Yacht Group. These activities allow the Company to participate in multiple stages of the marine transaction lifecycle and provide complementary sources of revenue.

1. Yacht & Boat Sales

NXB specializes in the buying, selling, and wholesaling of yachts and boats, offering a diverse selection of pre-owned vessels across various price points and categories through OTHYS NC. Customers can choose from a curated inventory of sportfish, center consoles, motor yachts, and high-performance boats. The company’s ability to acquire boats at competitive prices allows it to pass value on to buyers while providing sellers with a fast, hassle-free transaction.

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2. New Boat Sales

In addition to the pre-owned market, NXB is expanding into new boat sales, offering customers access to premier boat brands through dealership partnerships. This expansion enhances NXB’s ability to serve a broader clientele while strengthening relationships with top manufacturers.

3. WeBuyBoats.com – Instant Boat Offers

OTHYS NC owns and operates WeBuyBoats.com, a fast and efficient platform designed to provide boat owners with immediate cash offers. This service simplifies the selling process, allowing customers to liquidate their boats quickly without the hassle of traditional listings or lengthy negotiations. By utilizing proprietary valuation tools and market data, NXB ensures fair and competitive offers.

4. Financing Solutions – Azure Funding

Through Azure Funding, an indirect wholly owned subsidiary of NXB, NXB provides a range of financing options for recreational boat buyers. Whether customers need traditional boat loans, short-term lending, or alternative financing solutions, Azure Funding offers tailored options to meet their needs. Additionally, NXB provides financing services to industry partners, including dealerships and brokerages.

Azure Funding partners with a range of financial institutions to provide recreational loan brokerage services. These institutions include both national and specialized lenders. Current partners include: Shore Premier (Centennial Bank parent company), M&T Bank, BMO, RecFi, La Victoire (Axos Bank parent company).

5. Servicing & Maintenance – OTH Yacht Services

NXB offers comprehensive marine servicing and maintenance through OTH Yacht Services, a service center owned and operated by OTHYS NC, ensuring that every vessel remains in peak condition. Services include routine maintenance, repairs, detailing, and mechanical inspections, providing customers with a one-stop solution for their boating needs.

6. Asset Recovery & Repossession – Marine Asset Recovery (MAR)

Through Marine Asset Recovery (MAR), a marine asset recovery unit owned and operated by OTHYS NC, assists financial institutions and lenders with boat repossessions and asset recovery services. This division specializes in reclaiming and reselling marine assets efficiently, feeding recovered boats back into NXB’s inventory for resale. This seamless process maximizes value for all parties involved.

7. Warranties & After-Sale Services (Upcoming Initiative)

To further enhance the customer experience, NXB is developing a warranty sales program that will offer buyers additional coverage and peace of mind. These warranties will provide protection against unexpected repair costs, ensuring long-term satisfaction and confidence in each purchase.

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8. Marina Acquisitions & Storage Solutions

NXB will actively invest in marina acquisitions to offer premium docking, storage, and servicing locations. By owning and operating marinas, NXB will provide a full-service experience, integrating boat sales, maintenance, and storage under one umbrella.

9. Premier Brokerage – Autograph Yacht Group

Through Autograph Yacht Group Inc. (“AYG”), the Company operates a premier yacht brokerage division specializing in high-end brokerage transactions for luxury vessels. AYG provides white-glove service to buyers and sellers of premium marine assets, leveraging the Company’s national broker network and proprietary technology platform.

10. Marine Service & Refit – Bellhart Marine Group

The Company has acquired Bellhart Marine Group, LLC and its affiliated entities, including Bellhart Marine Services, LLC, Specialized Mechanical Services, LLC, and Specialized Mechanical Services, Inc. This acquisition adds comprehensive in-house marine service, refit, and mechanical services capabilities to the Company’s vertically integrated platform, enhancing inventory reconditioning capacity and supporting the Company’s growth strategy.

11. APEX Marine – Dealership, Service, Storage & Sales

Through Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC, the Company operates a premier marine dealership, service, storage, and sales platform across four South Florida locations in Miami, Palm Beach, Stuart, and the Florida Keys. Operations include new and pre-owned vessel sales, authorized dealership representation for Pursuit (Miami), Solace, and Fountain (Fort Pierce to Key West), marine repair, maintenance, and refurbishment services, boat storage and hauling up to 150 metric tons and 130 feet, brokerage services, and related marina operations. Apex Marine was acquired on May 13, 2026 for aggregate consideration of approximately $6.0 million.

Delivering Value Across the Marine Industry

With its diverse portfolio of products and services, NXB stands as a one-stop solution for the boating community. Whether buying, selling, financing, servicing, or storing a vessel, customers can rely on NXB’s expertise and industry-leading customer service. By continuously expanding its offerings and enhancing operational efficiency, NXB remains at the forefront of the marine industry, delivering unmatched value to its clients and partners.

Planned Waterfront Marina and Service Center. We are seeking to locate a waterfront location to store, service, and showcase our inventory in Florida. We believe direct water access will allow us to more efficiently showcase, store, and service our inventory. We are working with real estate agents and local contacts to locate a property that has direct water access to the Intracoastal waterways. Access to the waterways would allow for immense time savings when servicing, storing, and showcasing boats in our inventory. Once it is fully operational, we expect our planned waterfront Marina and Service Center will employ 10 to 20 people in the first year. Over the next several years, we expect that our waterfront property will add additional employees every year as its operation grows.

Our Market Opportunity

The Company operates in the pre-owned yacht and boat market, with additional activities in new-boat sales, brokerage, financing, servicing and asset recovery. The U.S. recreational boating industry generated approximately $55.6 billion of annual retail expenditures on boats, marine products and services in 2024, according to the National Marine Manufacturers Association. Pre-owned sales have represented a significant majority of the market in recent years, although demand remains sensitive to interest rates, consumer spending and other macroeconomic conditions.

1.	National Marine Manufacturers Association (NMMA) 2023 Pre-Owned Boat Market Sales Trends Report: This report indicates that in 2024, pre-owned boat sales accounted for 78.3% of total boat sales, totaling 858,798 units.

2.	NMMA 2023 U.S. Statistical Abstract: Powerboat Sales Trends Report: According to this report, new powerboat unit sales declined by 4.9% in 2024, totaling nearly 168,000 units.

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●	Increased demand for pre-owned boats: The rising cost of new boats and supply chain constraints have fueled higher demand for pre-owned inventory, benefiting NXB’s wholesale and resale model.
●	Growth in center console and offshore fishing boats: The center console segment has become one of the fastest-growing categories in the boating industry, as more buyers seek versatile, multi-purpose boats suited for both fishing and recreation.
●	Rising participation in recreational boating: The post-pandemic surge in outdoor activities has led to record-high participation in recreational boating, with new buyers entering the market at unprecedented rates. This shift has expanded the customer base for both entry-level and high-end vessels.
●	Technological advancements driving resale demand: Innovations in marine technology, such as improved fuel efficiency, onboard automation, and digital navigation systems, have shortened product cycles and increased the resale value of late-model boats, strengthening the pre-owned sales market.
●	Shifting demographics and lifestyle preferences: Younger generations are increasingly entering the boating market, driving demand for affordable, high-quality used boats. Additionally, high-net-worth buyers are investing in larger, luxury yachts as part of a growing trend in high-end leisure experiences.
●	Financial accessibility and alternative lending solutions: The expansion of boat financing and alternative lending options, including hard money loans through Azure Funding, has made boat ownership more accessible to a wider audience, further expanding NXB’s potential customer base.
●	Expansion of online sales and digital marketplaces: The shift toward digital transactions and online boat sales platforms has created new opportunities for NXB to capture market share through WeBuyBoats.com, its brokerage network, and auction platform initiatives.

●	Increased recreational boating participation – Boating has become an increasingly popular lifestyle activity, with first-time boat buyers making up a growing percentage of overall sales.
●	Rising disposable income & improved standard of living – The demand for both new and pre-owned boats has been fueled by economic growth and increased discretionary spending.
●	Shift toward larger, more powerful boats – Consumers are moving toward high-performance vessels, particularly in the center console, offshore fishing, and luxury yacht segments.
●	Growing secondary market & trade-in volume – More boat owners are trading in vessels for newer models, increasing the availability of pre-owned inventory.
●	Technology advancements – Innovations in fuel efficiency, onboard automation, and propulsion systems have increased consumer interest in late-model used boats and alternative power options.
●	Expansion of financing & lending solutions – Greater access to marine loans, hard money lending, and flexible financing options has made boat ownership more accessible.
●	Increased focus on digital sales platforms – The rise of online boat sales, auction platforms, and digital marketplaces has transformed how boats are bought and sold, increasing transparency and transaction speed.

Our Business Strategy

Our strategy is to scale a vertically integrated marine platform by acquiring and turning inventory efficiently, expanding floorplan and working-capital capacity, using proprietary technology and data, growing our broker and dealer network, integrating financing, servicing, storage and asset recovery, and pursuing disciplined acquisitions and strategic partnerships. Execution will depend on market conditions, financing availability, integration of acquired businesses and our ability to retain personnel and customers.

The Company’s floorplan financing has been personally guaranteed by our President, Jason Ruegg. Following this offering, we intend to pursue institutional and other financing and reduce reliance on personal guarantees and higher-cost borrowing. We expect greater financing capacity to support inventory acquisitions and strategic expansion, but there can be no assurance that alternative financing will be available on acceptable terms.

Patents and Licenses

We have no issued patents and have one patent application pending relating to our CRM inventory-control system. We rely primarily on trade secrets, know-how, confidentiality agreements, copyrights, trademarks and other contractual protections, and do not currently rely on material third-party licenses. There can be no assurance that the pending application will issue or adequately protect our intellectual property.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we intend to rely on a combination of trade secrets, including know-how, employee and third-party non-disclosure agreements, copyright laws, trademarks and other contractual rights to establish and protect our proprietary rights in our technology.

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Insurance and Product Warranties

We maintain insurance policies covering general liability, workers’ compensation and other casualty and property risks, subject to deductibles, limits and policy terms. Our operations are also subject to federal, state and local environmental, safety and marine regulations, and changes in those requirements could increase costs or restrict operations.

Competition

The yacht and boat industry is highly competitive. We compete with large national marine retailers, independent dealerships and brokers, manufacturers with direct-sales models and online marketplaces on the basis of inventory, pricing, brand access, financing, technology, service and reputation. We also compete for discretionary consumer spending, and our ability to differentiate our integrated model is not assured.

Environmental, Safety and Regulatory Matters

Our operations are subject to federal, state and local environmental, safety and marine regulations. Changes in these requirements could increase costs or restrict our operations.

Company Employees

As of July 27, 2026, we employed 97 people as full-time employees. None of our employees are represented by a labor union, and since our founding in 2012 we have not experienced a labor-related work stoppage.

Facilities

Our headquarters are located at 1701 J.E.L. Wade Drive, Wilmington, North Carolina, in approximately 7,000 square feet leased through March 31, 2030. We also lease or use office, yard, marina and storage facilities in Florida, Rhode Island and other locations. In connection with the Apex Marine acquisition, we assumed leases for South Florida dealership facilities. Bellhart operates marine service and refit facilities. In connection with the Bellhart acquisition, we assumed leases a North Carolina facility.

Legal Proceedings

Except as described below, we are not currently a party to any material litigation or legal proceedings. Current material matters include Carl Austin Rosen v. Off the Hook Yacht Sales NC, LLC et al., pending in Miami-Dade County, in which the plaintiff alleges fraudulent inducement concerning a $2.6 million yacht; the Company denies wrongdoing and intends to defend the matter; and OneWater Marine Inc. v. Off The Hook YS Inc. et al., pending in Palm Beach County, Florida, asserting tortious interference with contract, in which the Company has filed its answer and intends to defend. The Reistad matter is summarized below. An adverse outcome could materially affect our business, financial condition, results of operations or cash flows.

Carl Austin Rosen v. Off The Hook yacht Sales NC LLC, et al.

Carl Austin Rosen v. Off the Hook Yacht Sales NC, LLC et al (Case No. 2024-004493-CA-01), pending in the Complex Business Litigation Division of the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida. The plaintiff alleges he was fraudulently induced into purchasing a $2.6 million Yellowfin 54 yacht that had sustained damage during a manufacturer-authorized sea trial prior to delivery. The defendants, which include the manufacturer, the Company and one of its employees, deny all wrongdoing. The claims asserted against the Company and its employee are for fraudulent misrepresentation and violation of the Florida Deceptive and Unfair Trade Practices Act. The court has denied the plaintiff’s motion for leave to assert a claim for punitive damages against the Company and its employee, and the action is currently stayed pending the appeal of that order by a co-defendant. The Company denies the allegations and intends to defend the matter vigorously.

OneWater Marine Inc. v. Off The Hook YS Inc., et al.

The Company and two of its subsidiaries are named as defendants in OneWater Marine Inc. v. Off The Hook YS Inc., et al., pending in Palm Beach County and Broward County, Florida. The plaintiff asserts claims for tortious interference with contract and related claims. The Company has filed its answer, denies the allegations and intends to defend the matter fully. The complaint does not specify an amount of damages.

Reistad, et al. v. Off The Hook YS, Inc.

Reistad, et al. v. Off The Hook YS, Inc., Case No. 9:26-cv-80230, was filed on March 5, 2026 in the United States District Court for the Southern District of Florida. Three former employees assert claims for breach of their employment agreements, breach of the implied covenant of good faith and fair dealing, and breach of a Stock Purchase Agreement, and, as to one plaintiff, retaliation under the Florida Private Whistleblower Act; seeking unpaid severance and other compensation and the issuance of 100,000 shares of common stock or, in the alternative, damages equal to the fair market value of those shares. The Company believes the plaintiffs were terminated for cause, denies the remaining allegations and intends to defend the matter fully.

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MANAGEMENT

Executive Officers and Directors

The following table identifies our current executive officers and directors. The Company has summarized committee composition and principal governance matters below; additional information is available in our incorporated periodic reports and relevant exhibits.

Name	Age	Position
Executive Officers:
Brian S John	56	Chief Executive Officer and Director
Jason Ruegg	36	President and Chairman of the Board
Chad Corbin	47	Chief Financial Officer
Blake Phillips	39	Chief Operating Officer
Andrew Simmons	37	Executive Vice President and Director

Non-Employee Directors:
Zebulon Hadley (2)(5)	44	Independent Director
Mary Reynolds (1)(4)(2)(3)	41	Independent Director
Jim Segrave (1)(3)(6)	54	Independent Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the corporate governance and nominating committee
(4)	Chair of audit committee
(5)	Chair of compensation committee
(6)	Chair of corporate governance and nominating committee

Executive and Director Experience

Our executive team and directors bring experience in marine brokerage and dealership operations, financing, capital markets, public-company management, technology, sales and governance. The board includes the executive leadership team and independent directors with experience in marine finance, retail operations and business management. For additional information, see the Company’s incorporated periodic reports and the biographies and committee information in the exhibits to this registration statement.

Jason Ruegg, Founder, President and Chairman of the Board – Jason Ruegg has served as our Founder and President since 2012. Under his leadership, the company has completed nearly 10,000 transactions and acquired close to $1 billion in used boats and yachts. Jason has also developed proprietary software to oversee valuations of 10,000+ boats annually. Off the Hook Yachts has been repeatedly recognized, including being named to the Inc. 500 list of America’s Fastest-Growing Companies, consistently ranked among Boating Industry’s Top 100 Dealers, and has completed over 5,000 transactions. In addition to leading core operations, Mr. Ruegg founded Azure Funding, our marine finance company, which has grown to over $100 million in annual loans, and has acquired multiple marinas, shipyards, and dry-stack facilities.

Brian S. John, Chief Executive Officer – Brian S. John combines over 25 years of experience in financial consulting, capital markets, and senior executive leadership, following a career as an investor and advisor to global emerging growth companies. Previously, he had been involved in numerous companies in the financial consulting and consumer products industries, holding positions including Chief Executive Officer, Chairman, and board member. From 2018 through 2023, Mr. John was the Chief Executive Officer of Jupiter Wellness, Inc., a consumer health and wellness company that he took public on NASDAQ in November 2020. In 2021, as CEO of Jupiter Wellness, he acquired SRM Entertainment, which began trading on NASDAQ in August 2023. From 2021 to 2023, he also served as CEO of Jupiter Wellness Acquisition Corp (NASDAQ: JWAC), now known as CJET. Mr. John is the founder of Caro Partners, LLC, a financial consulting firm specializing in advising emerging growth companies, and has worked with hundreds of companies across dozens of countries. He is also currently the Chairman of the Board for Caring Brands, Inc., a consumer brand development company. Mr. John served on the board of directors of The Learning Center at the Els Center of Excellence, a school for children with autism in Jupiter, Florida, from 2015 through 2023.

Blake R. Phillips, Chief Operating Officer – Blake R. Phillips combines over 17 years of experience in the recreational marine industry’s senior management. Previously, he had been involved in three major companies in the boating industry, holding positions including senior sales executive and Chief Operating Officer. From 2013 through 2022, Mr. Phillips held leadership roles with White River Marine Group, the world’s largest builder of fishing and recreational boats by volume, and MarineMax, the world’s largest retailer of recreational boats and yachts. In October 2022, he joined Off The Hook YS Inc. as Chief Operating Officer to lead the Company’s expansion of its consumer base, supplier network, stores, and operational systems. Mr. Phillips has recruited, built, and led teams of over 100, earned top sales accolades for brands such as Boston Whaler and Azimut Yachts, consulted on new vessel manufacturing, opened retail locations, and designed and managed major boat show displays.

Chad Corbin, Chief Financial Officer – Chad Corbin combines over 22 years of experience in financial and operational senior management following a career that began at Ferguson Enterprises. Previously, he had been involved in multiple companies within the financial and manufacturing industries, holding positions including Chief Financial Officer, Controller, General Manager, and Operations Manager. From 2000 through 2008, Mr. Corbin was the Credit Manager and later the Operations Manager for Ferguson Enterprises’ Jacksonville, FL branch. From 2008 to 2017, he served as Controller and subsequently as Chief Financial Officer and General Manager of Filmwerks International, a company specializing in event production and technical solutions. During his nine-year tenure, he was responsible for overseeing financial operations, maintaining the company’s banking relationships, overseeing two large competitor acquisitions. Following Filmwerks, from 2017 to 2024, Mr. Corbin worked as a Financial/ Operational consultant for several small companies. Two of his larger contracts were with Audioengine and Manufacturing Methods. Audioengine, a leading innovator in high-end audio equipment, he managed accounting, fulfilment, production, and sales support functions. Manufacturing Methods, he served has their CFO, where he was responsible for financial and human resources decisions across three companies, maintaining compliance with GAAP standards. Mr. Corbin is also currently the Chief Financial Officer of the Company.

Andrew Simmons, Executive Vice President – Andrew Simmons combines over 19 years of experience in senior sales and marketing leadership across the marine and automotive industries. Previously, he had been involved in multiple ventures within these sectors, holding positions including Founder, Partner, and President of Sales. Mr. Simmons was the Founder and Partner of American Yacht Group, one of the United States’ largest new yacht dealerships, generating over $100 million in annual sales since its inception in 2019. His success at American Yacht Group contributed to over 50% growth in annual sales for HCB Yachts. Most recently, Mr. Simmons was promoted to President of Sales for HCB Yachts globally. Mr. Simmons has demonstrated a consistent ability to drive growth in competitive markets through innovative sales strategies and strong leadership. His experience in scaling businesses provides a valuable commercial perspective that supports the Company’s expansion and revenue growth initiatives.

Jim Segrave, Independent Director – Jim Segrave is the Founder, Chairman, and Chief Executive Officer of flyExclusive, one of North America’s largest and most innovative private jet operators. Founded in 2015, flyExclusive operates a fleet of over 90 light, mid, and super-midsize jets, employs nearly 800 professionals, and generated estimated annual revenues exceeding $350 million in 2024. In December 2023, flyExclusive (NYSE: FLYX) completed its public listing on the New York Stock Exchange. Mr. Segrave previously founded Segrave Aviation, Inc., a successful aircraft charter company sold to Delta Air Lines in 2010, which became Delta Private Jets. He also founded LGM Ventures, LLC, which operates fixed-base operations (FBOs) at Eastern North Carolina airports, the largest daycare center in Kinston, and a restaurant and bar in Atlantic Beach. Mr. Segrave has been named to the North Carolina Power List of Most Influential Leaders for the past three years. In 2024, he received the Boy Scouts Distinguished Citizen Award and was awarded the Key to the City by the Mayor. He currently serves on the Board of Directors of Quality Equipment, which owns and operates 38 John Deere dealerships, and as Vice Chairman of the Board of Directors of L. Harvey & Son, one of North Carolina’s oldest privately held businesses, founded in 1871. Mr. Segrave is also a member of the Board of Trustees at East Carolina University, the Embry-Riddle Aeronautical University Industrial Advisory Board, and the National Business Aviation Association (NBAA) Leadership Council.

Mary Reynolds, Independent Director – Mary Reynolds has over 15 years of leadership experience in retail and commercial finance, with a focus on business development, process optimization, and strategic growth. Mrs. Reynolds currently serves as Digital Innovation Director at a Connecticut-based bank, where she leads cross-functional teams in delivering technology-driven financial solutions. Previously, Mrs. Reynolds led marine operations at a top-performing national bank, supporting over $500 million in loan originations in under two years while managing federal and state regulatory audits. From November 2024 to May 2025, she served as Vice President of Consumer Lending at The Washington Trust Company. From July 2020 to August 2023, Mrs. Reynolds served as Chief Operating Officer of LV/Bank of Clark and later as Senior Vice President, Head of Operations at LV/Axos Bank of LaVictoire Finance.

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Zebulon Hadley, Independent Director – Zeb Hadley is an entrepreneur, investor, and construction industry executive with more than 20 years of experience founding, acquiring, and scaling businesses. Mr. Hadley currently serves as President and Chief Executive Officer of National Coatings, Inc., one of the nation’s leading commercial painting and industrial coatings contractors. Mr. Hadley began his entrepreneurial career in 2003 when he founded Xstream Pressure Cleaning, building the business through door-to-door sales and growing it into a successful residential, commercial, and industrial services company. In 2006, he founded Color Masters, a commercial painting contractor serving clients throughout the Southeast. Under his leadership, Color Masters grew organically to more than $8 million in annual revenue. In 2016, Mr. Hadley acquired National Coatings, Inc. and successfully integrated and expanded the combined organization into a nationally recognized contractor. Under his leadership, National Coatings has grown to approximately $39 million in annual revenue. National Coatings has been recognized five times on the Inc. 5000 list of America’s fastest-growing private companies. Mr. Hadley was recognized as an Ernst & Young Southeast Entrepreneur of the Year finalist in 2023 and received the Triangle Business Journal CEO of the Year Award in 2025. In addition to his leadership of National Coatings, Mr. Hadley has founded, acquired, and managed numerous private businesses and investment entities. He oversees a diversified commercial real estate portfolio across the United States. Mr. Hadley currently serves on the boards of the American Cancer Society of Eastern and Central North Carolina and Children’s Flight of Hope. Mr. Hadley attended North Carolina State University, where he studied Agricultural Business Management.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers.

Board Composition and Election of Directors

Our board has seven members. Jason Ruegg serves as Chairman, and the board believes its current leadership structure is appropriate for the Company’s stage of development. Board composition and committee assignments remain subject to applicable law, NYSE American requirements and board action.

Director Independence

Under the applicable NYSE American standards, the board has determined that Zebulon Hadley, Mary Reynolds and Jim Segrave are independent directors. The board also determined that the composition of its committees satisfies applicable SEC and NYSE American independence requirements.

Board Leadership Structure

The board has not adopted a formal policy requiring separation of the Chief Executive Officer and Chair positions. It retains flexibility to determine the leadership structure based on the Company’s circumstances and the board’s assessment of what is appropriate.

Role of the Board in Risk Oversight

The board oversees strategic, operational, financial, legal and regulatory risks, while management is responsible for day-to-day risk identification, assessment, mitigation and controls. The board receives reports from management on material risks and related developments.

Board Committees

The board has an audit committee, a compensation committee and a nominating and corporate governance committee. Their responsibilities include oversight of financial reporting, the independent auditor, internal controls, executive and director compensation, incentive plans, director nominations and corporate governance. Committee charters are available under the Corporate Governance section of our website, which is not incorporated by reference.

The members of our audit committee consist of Jim Segrave and Mary Reynolds. Mary Reynolds is the chairperson of our audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. Our board has determined that Mary Reynolds is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NYSE American. Under the SEC rules, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part.

As allowed under the applicable rules and regulations of the SEC and NYSE American, we intend to phase in compliance with the audit committee composition requirements prior to the end of the one-year transition period. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NYSE American.

The members of our compensation committee consist of Zebulon Hadley and Mary Reynolds. Zebulon Hadley is the chairperson of our compensation committee. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee will have been a current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the last completed fiscal year.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.nextboat.com. In addition, we intend to post on our website all disclosures that are required by law or NYSE American rules concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation

The following table sets forth compensation paid to our named executive officers during the fiscal years ended December 31, 2025 and 2024. Additional compensation and equity-award information is available in the incorporated Annual Report on Form 10-K and relevant exhibits.

				Stock		Option	All Other
		Salary	Bonus	Awards		Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(5)	($)(1)		($)	($)(6)	($)
Brian S. John
Chief Executive Officer	2025	24,230	-	14,850	(2)	-	1,154	40,234
	2024	-	-	-		-	-	-

Jason Ruegg
Founder, President and Chairman of the Board	2025	300,000	-	14,850	(2)	-	10,500	325,350
	2024	300,000	-	-		-	-	300,000

Chad Corbin
Chief Financial Officer	2025	199,385	9,000	505,500	(3)	-	3,988	717,873
Chief Financial Officer	2024	175,000	-	-		-	-	175,000

Blake Phillips
Chief Operating Officer	2025	362,277	1,500	900,000	(4)	-	18,900	1,282,677
	2024	300,000	-	-		-	-	300,000

(1) The amounts reported in the “Stock awards” and “Option awards” columns reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 17 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for the assumptions underlying the valuation of equity awards.

(2) In Q4 2025, the Company granted 5,000 RSUs with a grant date fair value of $2.97 per share to the executive. These awards had no vesting term and therefore were issued to the executive in Q4 2025.

(3) In Q4 2025, the Company granted 150,000 RSUs with a grant date fair value of $3.37 per share to the Mr. Corbin. 50,000 of these awards vested after 6 months based on continued employment. Another 50,000 awards vest over the next two years on the anniversary of the award based on continued employment. The remaining 50,000 awards vest over the next two years based on annual performance metrics tied to Company EBITDA.

(4) In Q4 2025, the Company granted 400,000 RSUs with a grant date fair value of $2.25 per share to the Mr. Phillips. 250,000 awards vest over the next two years on the anniversary of the award based on continued employment. The remaining 150,000 awards vest over the next two years based on annual performance metrics tied to Company EBITDA.

(5) Bonus payments are non-recurring payments that are not subject to a compensation plan or employment agreement.

(6) All other compensation consists primarily of employer 401(k) match, except for $14,624 of commissions that were provided to Blake Phillips.

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Narrative Disclosure to Summary Compensation Table

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

The Company has entered into three-year employment agreements with Jason Ruegg, Brian John, Chad Corbin and Blake Phillips, subject to renewal and termination provisions in those agreements. Current annual base salaries are $500,000 for Mr. Ruegg, $300,000 for Mr. John, $200,000 for Mr. Corbin and $500,000 for Mr. Phillips. The agreements provide for eligibility for performance bonuses, benefits and equity awards under the 2025 Plan and contain customary termination and restrictive-covenant provisions. See Exhibits 10.3 through 10.6.

Employee Benefit and Stock Plans

First Amended and Restated 2025 Equity Incentive Plan

The 2025 Equity Incentive Plan was approved by the Board and stockholders on April 29, 2025, with an initial reserve of 4,000,000 shares. On June 24, 2026, stockholders approved the First Amended and Restated 2025 Equity Incentive Plan, which increased the share reserve to 6,000,000 shares for awards to employees, directors, consultants and other service providers. The plan permits awards of stock options, restricted stock and restricted stock units, subject to the plan and applicable award agreements.

The First Amended and Restated 2025 Equity Incentive Plan and the Company’s current equity awards are described in the latest incorporated periodic reports and Exhibit 10.16. Award terms remain subject to the plan and applicable award agreements.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The related-party transactions summarized below were negotiated on terms the Company believes were no less favorable than terms available from unrelated parties. These summaries are qualified by the underlying agreements, which are filed as exhibits to this registration statement or incorporated by reference.

On February 23, 2023, the Company entered into a loan agreement with Tom Ruegg, the uncle of Jason Ruegg, the Company’s President. Pursuant to the agreement, Tom Ruegg agreed to loan up to $500,000 in OTHYS. The loan is unsecured, bears interest at an annual rate of 7%, and it matures on July 1, 2027. As of June 30, 2026 and December 31, 2025, the outstanding principal balance were both $315,088.

On March 25, 2026, the Company entered two substantially similar Boat Inventory Investment Agreements with Jason Ruegg and Andrew Simmons (the “Investor”), respectively. Under the agreement, the Investor advances funds solely to purchase a specified boat (the “Boat”) as inventory for resale. Upon sale of the Boat, the Investor is repaid the investment amount plus a fixed return of 6.5% of annual percentage yield of the investment amount. As of June 30, 2026, the outstanding principal balance were $600,000.

As of June 30, 2026, the Company had a payable of $254,000 due to Brian John, the Company’s Chief Executive Officer, consisting of accrued compensation for services rendered and unreimbursed business expenses incurred on behalf of the Company. The payable is non-interest bearing, unsecured, and due on demand.

RLLT Capital Loan and Personal Guaranty

On June 22, 2026, the Company and its subsidiary, Off The Hook Yacht Sales NC, LLC, entered into a Master Loan Agreement with RLLT Capital, LLC, providing for loans from time to time to finance a portion of the Company’s acquisition of pre-owned boat inventory. The initial loan was funded in the principal amount of $2.0 million, bears simple interest at 15.0% per annum, and matured on the earlier of 180 days after funding or the closing date of the sale of the applicable boat. On July 6, 2026, the Company repaid the note in full. In connection with the Loan Agreement, Jason Ruegg, the Company’s President and controlling shareholder, entered into a Personal Guaranty and Stock Pledge Agreement in favor of the lender, pursuant to which Mr. Ruegg absolutely, unconditionally and irrevocably guarantees the payment and performance of the Company’s obligations under the Loan Agreement. Ruegg Capital Group, Inc., an affiliate under common control, also pledged shares of the Company’s common stock owned by Mr. Ruegg having an aggregate collateral value of not less than $5.0 million as security for the obligations. Mr. Ruegg did not receive any consideration for issuing the personal guarantee and did so because he and the Board of Directors determined, after reviewing other potential loan financing, that the Loan Agreement was in the best interests of the Company.

Member Distribution

Before the November 14, 2025 IPO, the Company operated in part through pass-through entities and made member distributions, including distributions for estimated tax liabilities. The Company has not declared or paid dividends since the IPO.

During the year ended December 31, 2025, the Company made aggregate member distributions of approximately $2.8 million, all of which occurred prior to the closing of the initial public offering on November 14, 2025. Of this amount, Jason Ruegg, the Company’s founder, President, and Chairman of the Board, received approximately $2.6 million representing his pro rata membership interest.

The Company has not made any distributions to stockholders since the closing of the initial public offering and does not currently intend to pay cash dividends on its common stock. Any future determination to pay dividends will be made by the Board of Directors in accordance with applicable law.

Entity	Amount	Recipient(s)	Purpose
NXB	$2,153,878	Jason Ruegg	General distribution
Azure	$300,000	Jason Ruegg, Glenn Overton, Katie Ruegg	General distribution
Boat Centre	$339,000	Jason Ruegg, Corey Simon	General distribution
NXB/Boat Centre/ Azure	$11,205	Jason Ruegg, Katie Ruegg, Glenn Overton, Corey Simon	Estimated income tax liabilities
	$2,804,083

Entity	Amount	Recipient(s)	Purpose
Azure	$100,000	Jason Ruegg, Glenn Overton, Katie Ruegg	General distribution
Boat Centre	$427,850	Jason Ruegg, Corey Simon	General distribution
NXB/Boat Centre/ Azure	$208,439	Jason Ruegg, Katie Ruegg, Glenn Overton, Corey Simon	Estimated income tax liabilities
	$736,289

Our Policy Regarding Related Party Transactions

The board will apply a written policy for related-person transactions. The policy requires review and approval or ratification by the Audit Committee or other disinterested directors, as applicable, and requires related compensation matters involving executive officers to be reviewed through the compensation committee. The policy will be administered in accordance with applicable SEC and NYSE American requirements.

The policy also requires consideration of whether a transaction involving a non-employee director would compromise the director’s independence or other status under applicable SEC, NYSE American and Code requirements.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of the date of this prospectus by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock (other than named executive officers and directors);

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The number of shares of common stock beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our common stock before this offering is based on 25,142,895 shares of common stock outstanding as of the date of this prospectus. Percentage ownership of our common stock after the offering is based on 28,542,895 shares of common stock outstanding after the offering. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, restricted units, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the date of this prospectus are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock, as well as those shares of common stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of common stock, and common stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating the beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o NextBoat Inc., 1701 Jel Wade Dr, Wilmington, NC 28401. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Beneficial Ownership Before the Offering Common Stock		Beneficial Ownership After the Offering Common Stock
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
Ruegg Capital Group Inc (1)	10,721,000	42.6%	10,721,000	37.6%
Jason Ruegg	2,518,750	10.0%	2,248,750	7.9%
Executive Officers and Directors:
Jason Ruegg (2)	13,239,750	52.6%	12,969,750	45.4%
Brian John	1,096,667	4.4%	946,667	3.3%
Chad Corbin	33,767	0.1%	3,767	0.0%
Blake Phillips	-	-	-	-
Andrew Simmons	1,205,000	4.8%	1,055,000	3.7%
Mary Reynolds	25,000	0.1%	25,000	0.1%
Jim Segrave	25,000	0.1%	25,000	0.1%
Zebulon Hadley	-	-	-	-
All directors and executive officers as a group	-	62.1%	-	52.6%

(1)	Jason Ruegg is 100% owner of Ruegg Capital Group Inc.
(2)	13,239,750 shares of common stock beneficially owned by Jason Ruegg before the offering include (i) 2,518,750 shares of common stock held by Mr. Ruegg directly, and (ii) 10,721,000 shares of common stock Mr. Ruegg held through Ruegg Capital Group Inc. 12,969,750 shares of common stock beneficially owned by Jason Ruegg after the offering include (i) 2,248,750 shares of common stock held by Mr. Ruegg directly, and (ii) 10,721,000 shares of common stock Mr. Ruegg held through Ruegg Capital Group Inc.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our common stock, preferred stock and MarineMax Warrants. It is qualified in its entirety by our articles of incorporation, bylaws, Warrant Agreement and other relevant exhibits, which investors should review for complete terms.

General

Our articles of incorporation authorizes capital stock consisting of:

●	100,000,000 shares of common stock, par value $0.001 per share; and

●	100,000 shares of blank check preferred stock, par value $0.001 per share.

We are selling 3,400,000 shares of common stock in the underwritten offering based on an assumed public offering price of $5.00 per share. Existing Selling Stockholders are offering an additional 600,000 shares in that underwritten offering. We are separately registering for resale by MarineMax up to 1,250,000 Warrant Shares issuable upon exercise of the MarineMax Warrants. All of our common stock outstanding upon consummation of the underwritten offering will be fully paid and non-assessable.

Certain provisions of our articles of incorporation and our by-laws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock.

Common Stock

Each share of common stock entitles its holder to one vote on matters submitted to stockholders. Subject to applicable law and the rights of any preferred stock, holders are entitled to dividends when declared from legally available funds and to receive their pro rata share of assets available upon liquidation. The common stock has no cumulative voting, preemptive, subscription, redemption, sinking-fund or conversion rights.

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Description of MarineMax Warrants

In connection with the Strategic Partnership and Revenue Sharing Agreement dated June 25, 2026 (the “Partnership Agreement”), we have agreed to issue to MarineMax, Inc. warrants to purchase up to an aggregate of 1,250,000 shares of our common stock, subject to the vesting and exercise price terms described below. The MarineMax Warrants and the Warrant Shares are being registered for possible resale by MarineMax under this registration statement and are not part of the underwritten offering of common stock described on the cover of this prospectus.

Other Outstanding Derivative Securities. As of the date of this prospectus, the Company has 285,714 shares of common stock issuable upon conversion of the Greentree convertible note at a conversion price of $1.785. The Company also has 100,000 Greentree warrants exercisable for up to 100,000 shares of common stock at an exercise price of $1.785. As of August 24, 2026, the Company had 3,255,100 unvested restricted stock units, which have no exercise price. The Company also had 10,000 stock options outstanding, all of which vested immediately, at a weighted average exercise price of $2.54 per share.

The MarineMax Warrants will include 250,000 Sign-On Warrants with an exercise price of $3.25 per share, vesting upon the later of execution of the Partnership Agreement and public issuance of the Initial Announcement.

Additional Performance Warrants will vest independently upon the first calendar year in which MarineMax achieves the applicable annual Wholesale Volume threshold: 100,000 warrants at $3.75 per share at $50,000,000; 200,000 at $4.50 at $75,000,000; 250,000 at $5.00 at $125,000,000; 300,000 at $6.00 at $175,000,000; and 350,000 at $7.00 at $200,000,000. Once a tier vests, it will not vest again in a subsequent year.

The aggregate number of Warrant Shares that may vest under the Partnership Agreement is capped at 1,250,000. Because the Sign-On Warrants and all Performance Warrant tiers together exceed that cap, vesting occurs in chronological order, beginning with the Sign-On Warrants and then the Performance Warrant tiers in ascending order of the applicable Wholesale Volume threshold; only the number of Warrant Shares that brings the aggregate to the cap will vest. Warrants vested before termination of the Partnership Agreement remain exercisable in accordance with the Warrant Agreement, while unvested Performance Warrants generally are forfeited upon termination, subject to the terms of the Warrant Agreement.

The MarineMax Warrants will be exercisable only to the extent the applicable Warrant Shares have vested and will expire five years after issuance. The exercise price may be paid in cash or by net or cashless exercise as permitted by the Warrant Agreement. The Warrants will include a 4.99% beneficial ownership limitation that may be increased to 9.99% upon at least 61 days’ prior written notice, together with customary adjustments for stock dividends, splits, combinations, reclassifications, rights offerings, distributions and certain reorganizations, consolidations or mergers.

In a Fundamental Transaction, the Warrant Agreement will provide the holder with the applicable notice and exercise or successor-securities protections. The Partnership Agreement contemplates registration rights requiring the Company to file a registration statement for the Warrant Shares within 30 days after a written request by MarineMax and to use commercially reasonable efforts to have it declared effective within 90 days thereafter, subject to applicable law and the rules of the Trading Market. The MarineMax Warrants and Warrant Shares are registered for resale under this prospectus, subject to effectiveness and the other requirements described herein.

Preferred Stock

Our board may issue up to 100,000 shares of blank-check preferred stock in one or more series without further stockholder action, with rights and preferences that may be senior to the common stock. No preferred shares are currently designated or outstanding. Issuance of preferred stock could affect voting, dividend, liquidation and change-in-control rights.

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing liquidation rights of our common stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

Acquisition of Controlling Interests

Nevada law may restrict the exercise of voting rights and other rights in shares acquired in a transaction that creates a controlling interest, unless applicable statutory or charter exceptions apply. These provisions, together with the articles of incorporation and bylaws, could discourage or delay a change in control. Investors should review the governing documents and applicable Nevada statutes.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Nevada law, our bylaws and our indemnification agreements provide protections and potential indemnification for directors and officers to the fullest extent permitted by applicable law, subject to the governing documents and statutory limits. We maintain directors’ and officers’ liability insurance. Securities Act indemnification may be unenforceable as a matter of public policy.

●	The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

●	such breach involved intentional misconduct, fraud or a knowing violation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust Stock Transfer Company, Inc.

Trading Symbol and Market

Our common stock is listed on NYSE American under the symbol “NXB”.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through future sales of our securities. MarineMax’s separate resale of the MarineMax Warrants and Warrant Shares, and any exercise of the MarineMax Warrants, could increase the supply of securities available for sale and have similar effects. See “Risk Factors - Risks Relating to this Offering - A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our common stock to drop significantly, even if our business is doing well.”

Upon closing of the underwritten offering, based on the shares outstanding as of the date of this prospectus, we expect to have 28,542,895 shares of common stock outstanding, or 29,142,895 shares if the underwriter exercises its over-allotment option in full. The Company Shares and Selling Stockholder Shares sold in the underwritten offering will generally be freely tradable, except for shares purchased by affiliates, whose resales are subject to Rule 144 other than the holding-period requirement.

The MarineMax Warrants and Warrant Shares are not included in the 28,542,895 shares outstanding after the underwritten offering. Exercise of any vested MarineMax Warrants would increase the outstanding share count and could dilute existing holders. The Warrant Shares are registered for resale under this prospectus, subject to vesting, beneficial ownership limitations and the Warrant Agreement.

A substantial portion of the remaining shares may be restricted securities. The Company and its directors and executive officers are generally subject to 90-day lock-ups following the closing of this offering, subject to customary exceptions and any earlier release by ThinkEquity. After the applicable lock-up periods expire, restricted securities may be resold only under Rule 144 or another available exemption. These restrictions do not include the MarineMax Warrants and Warrant Shares, which are separately registered for resale subject to vesting and the Warrant Agreement.

Lock-Ups

Pursuant to “lock-up” agreements, the Company has agreed, without the prior written consent of ThinkEquity, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any securities of the Company for a period of ninety (90) days following the closing of this offering. Our executive officers and directors have agreed to the same restrictions for ninety (90) days following the closing of this offering, subject to customary exceptions and any earlier release by ThinkEquity. These restrictions also apply to the issuance of shares upon exercise or conversion of outstanding derivative securities, unless otherwise approved by ThinkEquity.

The MarineMax Warrants and Warrant Shares are registered for resale separately from the underwritten offering. Any lock-up or transfer restrictions applicable to MarineMax will be governed by the Warrant Agreement and any other applicable agreement.

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Rule 144

Under Rule 144, an affiliate or recent affiliate may resell restricted securities after the applicable holding period, subject to current public information, volume, manner-of-sale, notice-filing and lock-up requirements. The specific conditions depend on the holder’s status and the securities being sold.

●	1% of the number of our common stock then outstanding, which will equal approximately 285,629 shares of our common stock immediately after this offering; or

●	the average weekly reported trading volume in shares of our common stock on NYSE American during the four calendar weeks preceding the date on which a notice of the sale on Form 144 is filed with the SEC with respect to such sale.

Affiliates resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and NYSE American concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

A non-affiliate who has held restricted securities for at least six months may resell them subject to the applicable current-public-information and lock-up requirements. After at least one year, a non-affiliate generally may resell without the Rule 144 manner-of-sale, volume and notice requirements, subject to any applicable lock-up or other restriction.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete and comprehensive analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not addressed herein. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities or currencies;

●	persons that hold more than 5% of our common stock, directly or indirectly;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement; and

●	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner (or person or entity treated as a partner) will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE AND DOES NOT SERVE AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person,” nor an entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Sale or Other Disposition of Common Stock.”

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Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly completed and executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder holds stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities (e.g., partnerships) rather than corporations or individuals.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we would be a USRPHC if our USRPIs comprise (by fair market value) at least 50% of our business assets. We believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a USRPHC and your ownership of our common stock exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder either certifies under penalties of perjury its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including deemed distributions) on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Such information returns generally include the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and applicable Treasury Regulations (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations, eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

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UNDERWRITING

ThinkEquity LLC (“ThinkEquity” or the “Underwriter”) is acting as sole book-runner. Subject to the terms and conditions of an underwriting agreement between us, the Selling Stockholders, and the Underwriter, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the Company Shares and the Selling Stockholder Shares in the underwritten offering, in the number of shares of common stock listed next to its name in the following table. The underwriting arrangement does not cover the MarineMax Warrants or Warrant Shares, which may be resold by MarineMax separately under this prospectus.

Name of Underwriter	Number of Shares of Common Stock
ThinkEquity LLC

Total

The underwriting agreement provides that the obligation of the underwriter to purchase all of the shares of common stock being offered to the public in the underwritten offering (including the Company Shares and the Selling Stockholder Shares) is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares of common stock being offered to the public in the underwritten offering, other than those covered by the over-allotment option described below, if any of these shares of common stock are purchased. The Selling Stockholders will be responsible for the underwriting discounts and commissions attributable to the Selling Stockholder Shares sold in this offering. The MarineMax Warrants and Warrant Shares are not covered by the underwriting agreement.

The Underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

MARINEMAX RESALE TRANSACTIONS

MarineMax may offer and sell from time to time up to 1,250,000 MarineMax Warrants and up to 1,250,000 Warrant Shares in one or more transactions on the NYSE American or otherwise, at fixed prices, at prices then prevailing, at prices related to the prevailing market prices, at negotiated prices or otherwise. These transactions may include ordinary brokerage transactions, block trades, privately negotiated transactions, short sales, or any combination of these methods. The MarineMax Warrants and Warrant Shares are not being offered through ThinkEquity and are not part of the underwritten offering.

MarineMax may use broker-dealers or agents and may pay customary commissions, discounts or other transaction-based compensation. MarineMax will bear all selling expenses attributable to its resales. We will not receive any proceeds from MarineMax’s resale of the MarineMax Warrants or Warrant Shares. We will receive cash exercise proceeds only if the MarineMax Warrants are exercised for cash; we will not receive cash if the MarineMax Warrants are exercised on a net or cashless basis.

The timing and amount of any sales by MarineMax will depend on market conditions and other factors. MarineMax may also transfer the MarineMax Warrants in accordance with the Warrant Agreement. There can be no assurance that MarineMax will sell any or all of the securities offered hereby.

Over-Allotment Option

We have granted to the Underwriter an option to purchase an additional fifteen percent (15.0%) of the total number of shares of this offering, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase, based on the assumed offering price, up to an additional 600,000 shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the Underwriter, and the Underwriter will be obligated to purchase, these additional shares of common stock.

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Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Underwriter of the over-allotment option.

	Per Share of Common Stock	Total (No Exercise)	Total (Full Exercise)
Public offering price	$5.00	$17,000,000	$20,000,000
Underwriting discounts and commissions (7.0%)	0.35	1,190,000	1,400,000
Proceeds, before expenses, to us	$4.65	$15,810,000	$18,600,000

ThinkEquity proposes to offer the Company Shares and the Selling Stockholder Shares to the public at the public offering price per share of common stock set forth on the cover of this prospectus. In addition, the Underwriter may offer some of those shares of common stock to other securities dealers at such price, less a concession of $[*] per share of common stock. After the underwritten offering, the public offering price and concession to dealers may be changed. We have agreed to pay a non-accountable expense allowance to the Underwriter equal to 1.0% of the gross proceeds received at the completion of the underwritten offering. We have paid $50,000 to the Underwriter as an advance to be applied towards actual out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A). The Selling Stockholders may sell their Selling Stockholder Shares through the Underwriter in the underwritten offering. The Selling Stockholders will bear the underwriting discounts and commissions attributable to their respective Selling Stockholder Shares. The MarineMax Warrants and Warrant Shares will not be offered through the Underwriter and are not covered by this paragraph.

We have agreed to reimburse the Underwriter for all of its expenses, including, among other things, (a) all filing fees and communication expenses relating to the registration of the Company Shares, the Selling Stockholder Shares and the Over-allotment Shares with the Commission; (b) all filing fees and expenses associated with the review of the underwritten offering by FINRA; (c) all fees and expenses relating to the listing of such shares on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American and on such other stock exchanges as the Company and Underwriter together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as Underwriter may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such shares under the securities laws of such foreign jurisdictions as Underwriter may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Underwriter may reasonably deem necessary; (h) the costs and expenses of the public relations firm; (i) the costs of preparing, printing and delivering certificates representing the shares; (j) fees and expenses of the transfer agent for the common stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Underwriter; (l) the costs associated with post-Closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Underwriter may reasonably request, in an amount not to exceed $3,000; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the fees and expenses of the Underwriter’s legal counsel not to exceed $125,000; (q) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (r) $10,000 for data services and communications expenses; (s) up to $10,000 of the Underwriter’s actual accountable “road show” expenses; and (t) up to $30,000 of the Underwriter’s market making and trading, and clearing firm settlement expenses for the offering. The reimbursements described in this paragraph relate to the underwritten offering and do not allocate expenses for MarineMax resale transactions.

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Underwriter’s Warrants

We have agreed to issue to the Underwriter (or its permitted assignees) warrants to purchase up to a total 5% of the shares of common stock sold in the offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities in the offering, at a price per share equal to $6.25, which is 125% of the public offering price per share of common stock at the offering. Pursuant to FINRA Rule 5110(g), the Underwriter’s Warrant and any shares issued upon exercise of the Underwriter’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, the Underwriter’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the date of the underwriting agreement in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will a one-time demand registration right and unlimited piggyback rights consistent with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Underwriter’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Determination of Offering Price

The offering price has been negotiated between the Underwriter and us. In determining the offering price of the securities, the following factors were considered:

●	prevailing market conditions;

●	our historical performance and capital structure;

●	estimates of our business potential and earnings prospects;

●	an overall assessment of our management; and

●	the consideration of these factors in relation to market valuation of companies in related businesses.

Lock-Up Agreements

We have agreed that without the approval of the Underwriter, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of ninety (90) days following the closing of this offering. Each of our officers and directors have agreed to enter into customary “lock-up” agreements in favor of ThinkEquity. Pursuant to these agreements, such persons and entities have agreed, without the prior written consent of ThinkEquity, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any securities of the Company for a period of ninety (90) days from the closing date of this offering in the case of our officers and directors. These restrictions also apply to the issuance of shares of common stock upon the exercise or conversion of outstanding derivative securities, unless otherwise approved by ThinkEquity. The Warrant Shares are registered for resale separately from the underwritten offering; any restrictions applicable to MarineMax will be governed by the Warrant Agreement and any other applicable agreement.

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ThinkEquity may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Pursuant to the underwriting agreement entered into in connection with the Company’s initial public offering in November 2025, the Company granted ThinkEquity a right of first refusal to act as sole investment banker, book-runner and/or sole placement agent for any and all future public or private equity offerings, including all equity-linked or debt offerings, of the Company, or any successor to or any subsidiary of the Company, for a period of eighteen (18) months from the closing of the IPO (i.e., through approximately May 2027).

Tail

We have also agreed to pay the Underwriter a tail fee consisting of a cash fee and warrants equal to the cash compensation payable to the Underwriter in this offering, if any investor, who was contacted or introduced to us by the Underwriter, following the termination or expiration of the engagement by the Company prior to Closing, provides us with capital in any public or private equity offering or other financing or capital raising transaction during the twelve (12) month period following expiration or termination of our engagement of the Underwriter, provided, however, that we have the right to terminate its engagement of the underwriter for cause in compliance with FINRA Rule 5110(g)(5) (B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

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Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

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Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, nis authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) ) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

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Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus will not be circulated or distributed in the People’s Republic of China (PRC) and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

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LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus, including the Warrant Shares issuable upon exercise of the MarineMax Warrants, and certain legal matters relating to the MarineMax Warrants will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters relating to the underwritten common stock offering will be passed upon for the underwriter by Sheppard Mullin Richter & Hampton LLP, New York, New York. The MarineMax resale transactions are not underwritten by ThinkEquity.

EXPERTS

The consolidated financial statements of Off The Hook YS Inc. (now NextBoat Inc.) as of and for the years ended December 31, 2025 and 2024, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by M&K CPAS, PLLC, independent registered public accounting firm, as stated in its report incorporated by reference. We incorporate those financial statements in reliance on that report and on the authority of that firm as an expert in accounting and auditing. The audited combined financial statements of Apex Marine incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K/A filed June 29, 2026 are incorporated in reliance on the report of the independent public accounting firm identified therein and on the authority of that firm as an expert in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information that we file with it. Incorporation by reference allows us to disclose important information by referring you to other documents. Information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We have filed a registration statement on Form S-1 with respect to the common stock, MarineMax Warrants and Warrant Shares offered by this prospectus. You should refer to the registration statement, its exhibits and schedules and the information incorporated by reference for further information about us and the securities offered by this prospectus.

Because the reports listed below are incorporated by reference, the annual and interim financial statements and related notes, and the Apex Marine historical and pro forma financial information, are not reproduced in this prospectus. The following documents filed by us with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed on May 14, 2026;

●	our Quarterly Report on Form 10-Q for the six months ended June 30, 2026, filed on August 13, 2026; and

●	our Current Reports on Form 8-K filed on February 20, 2026, May 14, 2026; June 26, 2026; June 29, 2026; July 1, 2026, July 27, 2026; August 18, 2026; and August 28, 2026, and on Form 8-K/A filed on June 29, 2026.

We also incorporate by reference all documents, other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and related exhibits, that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement and before its effectiveness, and after the date of this prospectus and before termination of this offering. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and information statements.

Information furnished under Item 2.02 or Item 7.01 of Form 8-K, and related exhibits, is not deemed filed for purposes of Section 18 of the Exchange Act and is not incorporated by reference unless we expressly identify it as incorporated by reference.

Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference will be deemed modified or superseded to the extent a statement in this prospectus or a subsequently filed document modifies or supersedes it.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus but not delivered with it, other than exhibits unless specifically incorporated. Requests should be directed to our Corporate Secretary at 1701 J.E.L. Wade Drive, Wilmington, North Carolina 28401 or (910) 772-9277.

You may also access these documents free of charge on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby, the MarineMax Warrants and the Warrant Shares. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are subject to the informational requirements of the Exchange Act and, in accordance with those requirements, file periodic reports, proxy statements and other information with the SEC. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

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4,000,000 Shares of Common Stock

Up to 1,250,000 Shares of Common Stock underlying the MarineMax Warrants

NextBoat Inc.

_______________________________

PRELIMINARY PROSPECTUS

________________________________

ThinkEquity

            , 2026

Until     , 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the underwritten offering and the separate MarineMax resale registration described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us unless otherwise indicated. All amounts are estimates except the SEC registration fee, and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount
SEC registration fee	$4,229.31
FINRA filing fee	$3,500
Accountants’ fees and expenses	$50,000
Legal fees and expenses	$150,000
Underwriter non-accountable expenses	$-
Transfer agent’s fees and expenses	$5,000
Printing and Edgar expenses	-
Miscellaneous	$2,270.69
Total expenses	$165,000

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers’ additional rights of indemnification under its articles of incorporation, bylaws, or other agreement. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our board of directors may adopt articles of incorporation or bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the NRS, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The indemnification provided herein shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

During the past three years, we have issued or agreed to issue the following securities which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities. During the six months ended June 30, 2026, we issued 200,000 shares of common stock upon the settlement of vested restricted stock units under the 2025 Plan and an aggregate of 185,120 shares of common stock to nonemployee service providers as compensation for professional services. During the same period, we granted 10,000 stock options, all of which vested immediately. On June 25, 2026, in connection with entering into the Partnership Agreement, we agreed to issue to MarineMax the MarineMax Warrants to purchase up to 1,250,000 shares of common stock, subject to vesting and the exercise price terms described in this prospectus.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1	Articles of Incorporation, dated January 3, 2025 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 3.1)
3.2	Bylaws (incorporated by reference to the Company’s Form S-1/A filed on July 28, 2025, as Exhibit 3.2)
3.3	Certificate of Amendment to Articles of Incorporation of Off The Hook YS Inc. (now NextBoat Inc.), filed with the Nevada Secretary of State on May 26, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 27, 2026).
4.1	Promissory Note dated May 13, 2026 in the amount of $2,466,667 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed May 14, 2026)
4.2	Promissory Note dated May 13, 2026 in the amount of $500,000 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 14, 2026)
4.3**	Form of Representative’s Warrant (included as Exhibit A to Exhibit 1.1)
4.4*	MarineMax Warrant Agreement, dated August 26, 2026, by and between NextBoat Inc. and MarineMax, Inc.
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Lease Agreement for Wilmington headquarters, dated September 4, 2024 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.1)
10.2	Lease Modification Agreement for Wilmington headquarters, dated January 10, 2025 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.2)
10.3#	Employment Agreement, dated May 9, 2025 with Jason Ruegg (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.3)
10.4#	Employment Agreement, dated May 9, 2025 with Brian John (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.4)
10.5#	Employment Agreement, dated May 9, 2025 with Chad Corbin (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.5)
10.6#	Employment Agreement, dated May 9, 2025 with Blake Phillips (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.6)
10.7	Stock Purchase Agreement between stockholders of Off the Hook Florida, Off the Hook Yacht Sales North Carolina and Azure Funding LLC and OTH Simon Marin YF LLC dated December 6, 2024 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.7)
10.8	Amended and Restated Agreement for the Purchase and Sale of Capital Stock between OTH Owners and Off The Hook Acquisition Corp, dated July 3, 2025 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.8)
10.9	Red Oak Inventory Finance Agreement dated October 31, 2024 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.9)
10.10	Personal Guarantee by Jason Ruegg (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.10)
10.11	Loan Agreement between Off The Hook YS Inc. and Dan and Diane Ruegg, dated July 22, 2019 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.12).
10.12	Loan Agreement between Off The Hook YS Inc. and Tom Ruegg, dated February 23, 2023 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.13).
10.13	Authorized Dealer Agreement, between Off the Hook Yacht Sales NC, LLC and Yellowfin Yachts LLC, dated May 5, 2025 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.14)
10.14	Nor-Tech Hi-Performance Boats Sales & Dealership Agreement, between Off the Hook Yacht Sales NC, LLC and NT Manufacturing, LLC, dated April 25, 2025 (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.15)
10.15	2025 Equity Incentive Plan (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 10.16)
10.16	Strategic Partnership and Revenue Sharing Agreement, dated June 25, 2026, by and between MarineMax, Inc. and Off The Hook Yacht Sales NC, LLC, with NextBoat Inc. joining solely for purposes of Section 10 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 1, 2026)
14.1	Code of Conduct (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 14.1)
21.1	List of Subsidiaries of the Registrant (as incorporated by reference to the Company’s Form S-1/A filed on October 10, 2025, as Exhibit 21.1)
23.1*	Consent of Sichenzia Ross Ference Carmel LLP (included as part of Exhibit 5.1)
23.2*	Consent of M&K CPAs PLLC, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature page of this initial Registration Statement)
107*	Filing Fee Table

*	Filed herewith
**	To be filed by amendment
#	Indicates a contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.
☐	Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S- K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

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(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes with respect to the underwritten offering and the separate resale registration of the MarineMax Warrants and Warrant Shares:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(I)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on August 28, 2026.

NEXTBOAT INC.

By:	/s/ Brian S. John
Brian S. John
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian S. John	Chief Executive Officer and Director	August 28, 2026
Brian S. John

/s/ Chad Corbin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2026
Chad Corbin

/s/ Jason Ruegg	Founder, President and Chairman of the Board	August 28, 2026
Jason Ruegg

/s/ Mary Reynolds	Director	August 28, 2026
Mary Reynolds

/s/ Jim Segrave	Director	August 28, 2026
Jim Segrave

/s/ Andrew Simmons	Executive Vice President and Director	August 28, 2026
Andrew Simmons

/s/ Zebulon Hadley	Director	August 28, 2026
Zebulon Hadley

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